As Filed with the Securities and Exchange Commission on May 10, 2006 File No.333-133545

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2A-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IVECON CORPORATION
(Name of small business issuer in its charter)
Delaware	7374	59-3681572
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
	5113 Central Avenue
	St. Petersburg, FL 33710
	(727) 410-5858
	(Address and telephone number of principal executive offices and principal place of business)
	Jay Solomon
	5113 Central Avenue
	St. Petersburg, Florida 33713
	(727) 410-5858
	(Name, address and telephone number of agent for service)
	Copies to:
	Diane J. Harrison, Esq.
6860 Gulfport Blvd. South No. 162, S. Pasadena, FL 33707
Telephone/Facsimile: 727-368-4448

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement for the same offering.[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, par value $0.01 (2)	1,000,000	$0.50	$500,000.00	$100.00
Common Stock par value $0.01 (3)	1,350,000	$0.50	$675,000.00	$135.00
Total	2,350,000	$0.50	$1,175,000.00	$125.72

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
(2) Maximum 1,000,000 shares of common stock, with no minimum, relate to the Primary Offering by Ivecon Corporation on a "self-underwritten" basis.

(3) 1,350,000 shares of common stock relate to the Resale Offering by thirty-six (36) selling security holders. This includes 1,040,000 shares beneficially owned by our current officers, directors and affiliated persons.

The information in this prospectus is not complete and may be changed. The securities offered by this prospectus may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is neither an offer to sell these securities nor a solicitation of an offer to buy these securities in any state where an offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Dated May 10, 2006

Ivecon Corporation
The Securities Being Offered by Ivecon Corporation Are Shares of Common Stock
Shares offered by Ivecon Corporation:	No Minimum - 1,000,000 Maximum
Shares offered by Security Holders:	No Minimum - 1,350,000 Maximum

This prospectus relates to 2,350,000 shares of our common stock, 1,000,000 shares of which are offered for sale in the Primary Offering and 1,350,000 shares of which are owned as of April 20, 2006 and being offered in the Resale Offering, by the security holders named in this prospectus under the caption "Selling Security Holders." The selling security holders may use the services of participating brokers/dealers licensed by the National Association of Securities Dealers, Inc., each of which will receive a commission from the shares offered and sold by such participating broker/dealer.

Up to 1,000,000 shares of our common stock are being sold by us at $0.50 per share, on a self-underwritten basis, with no minimum. Should we change the offering price of our stock, we will file an amendment to this registration statement reflecting our new offering price. This prospectus relates to an offering of 1,000,000 shares of common stock of Ivecon Corporation  Our 1,000,000 shares shall be offered for sale for a period of 120 days and we may or may not extend the offering for up to an additional 120 days. The sale of shares of our common stock, which will be offered and sold by us, will be made on a "self-underwritten," “best-efforts” basis by using our officers and directors. There is no minimum investment requirement and funds received by us from this offering will not be placed into an escrow account.

Our offering will commence on the date of this prospectus and will continue until the earlier of  the date on which all of the shares offered are sold, or when we otherwise terminate the offering at the expiration of our offering period of 120 days unless we extend our offering for the additional 120 days.  All shares offered in the secondary offering will terminate simultaneously with the primary offering date.

Our common stock is not currently listed or quoted on any quotation medium and involves a high degree of risk. You should read the "RISK FACTORS" section beginning on page 2 before you decide to purchase any of our common stock.

 Neither the Securities and Exchange Commission nor any state commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

	Per Share	Total
Price to Public	$0.50	$500,000.00
Underwriting Discounts and Commissions	-0-	-0-
Proceeds to Ivecon Corporation	$0.50	$500,000.00

The date of this prospectus is ____________, 2006

PROSPECTUS SUMMARY	6
Risks Related To the Company	9
(1) Our Failure to Raise Additional Capital Will Limit Our Ability to Renew Operations.	9
(2) We May Not Be Able to Generate Revenues For Our Operations Due to a Lack of Customers.	9
(3) We Have Generated No Profits During Our Five Years of Operations and We May Never Generate Substantial Revenues or Be Profitable in the Future.	9
(4) We Are Dependent on Key Persons with No Assurance That They Will Remain with Us: Losing such Key Persons Could Mean Losing Key Skills Necessary to Our Success.	10
(5) Our Competitors Have Greater Financial, Marketing and Distribution Resources than We Do and If We Are Unable to Compete Effectively with Our Competitors, We Will Not Be Able to Increase Revenues or Generate Profits.	10
(6) As of March 15, 2006 We Have No Revenues From Operations.	10
(7) There Are Relationships Within the Computer Software Industry That Must Be Developed, and Any Interruption in These Relationships Could Have an Effect on Our Ability to Compete Effectively.	10
(8) Instant Messaging Standards May Get Adopted Requiring Us to Expend Significant Funds on Redevelopment.	10
(9) No One in Our Company Has Ever Commercialized a Software Product.	11
Risks Related To This Offering	11
(10) There Is No Public Market for Our Shares, and There Is No Assurance That One Will Develop Due to the Limited Demand for Stocks In the Business Services We Offer.	11
(11) Since We Are Selling up to 1,000,000 Shares of Our Common Stock on a Self-underwritten Basis, Purchasers, If Any, Will Not Have the Benefit of an Underwriter's Due Diligence.	11
(12) Because it May Be Difficult to Effect a Change in Control of Ivecon Corporation Without Current Management Consent, Management May Be Entrenched Even Though Stockholders May Believe Other Management May Be Better and a Potential Suitor Who May Be Willing to Pay a Premium to Acquire Us May Not Attempt to Do So.	12
(13) The Possible Sales of Shares of Common Stock by Our Selling Security Holders May Have a Significant Adverse Effect on the Market Price of Our Common Stock Should a Market Develop.	12
(14) Our Lack of Business Diversification Could Result in the Devaluation of Our Stock if our Revenues From Our Primary Products Decrease.	12

(15) Changes in the Prices of Computer Equipment Can Be Volatile and These Changes May Significantly Impact Our Financial Performance and the Value of Your Investment.	12
(16) Our Revenues Will Be Greatly Affected by the Price at Which We Can Sell Our Software Product.	13
(17) There Has Been No Independent Valuation of the Stock, Which Means That the Stock May Be Worth less than the Purchase Price.	13
(18) There Is No Assurance That an Investor Will Receive Cash Distributions Which Could Result in an Investor Receiving Little or No Return on His or Her Investment.	13
(19) The Penny Stock Rules Could Restrict the Ability of Broker-dealers to Sell Our Shares Having a Negative Effect on Our Offering.	13
(20) We Have No Set Amount of Stock That Must Be Sold For Proceeds to Be Used By Our Company.	14
A NOTE CONCERNING FORWARD-LOOKING STATEMENTS	14

USE OF PROCEEDS	14
DETERMINATION OF OFFERING PRICE	16
DILUTION	17
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	18
IMPACT OF THE "PENNY STOCK" RULES ON BUYING OR SELLING OUR COMMON STOCK	20
SELLING SECURITY HOLDERS	20
PLAN OF DISTRIBUTION	23
Primary Offering	23
Resale Offering	23
DESCRIPTION OF BUSINESS	26
Business Development	26
Our Business	26
Reports to Security Holders	32
LEGAL PROCEEDINGS	32
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	33
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION	33
Plan of Operations	33
Off-Balance Sheet Arrangements	36
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	37
AUDIT COMMITTEE	38
DISCLOSURE CONTROLS AND PROCEDURES	39

INTERNAL CONTROLS OVER FINANCIAL REPORTING	39
EXECUTIVE COMPENSATION	39
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	40
DESCRIPTION OF SECURITIES	42
INTEREST OF NAMED EXPERTS AND COUNSEL	43
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	44
LEGAL MATTERS	44
EXPERTS	44
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	44
WHERE YOU CAN FIND MORE INFORMATION	45
FINANCIAL STATEMENTS	46
PART II	73
INFORMATION NOT REQUIRED IN THE PROSPECTUS	73
Item 24. Indemnification of Directors and Officers	73
Item 25. Other Expenses of Issuance and Distribution	73
Item 26. Recent Sales of Unregistered Securities	74
Item 27. Index of Exhibits	76
Item 28. Undertakings	76
SIGNATURES	77

PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. You should read the following summary together with the more detailed information regarding Ivecon Corporation (“Us,” “We,” “Our,” "IVE,” the “Company,” or "the Corporation") and our financial statements and the related notes appearing elsewhere in this prospectus.

The Corporation
Our Business:

We will offer a secure point-to-point instant messaging software to the general public both retail and commercial.  After three years of developing its product, IVE is ready to manufacture and market on a national scale while establishing its own marketing channel, developing its' own brand of equipment, and software. Instead of simply offering instant messaging to retail and commercial accounts, we will be offering an encryption software that we believe is a step above regular instant messaging.  We occupy office space at in a commercial building located on the main east/west business artery in St. Petersburg, Florida.  We rent on a month-to-month basis.

Our State of Organization:

We were incorporated in Delaware on September 11, 2000, as Ivecon Corporation   Our principal executive offices are located at 5113 Central Avenue, St. Petersburg, FL 33710.  Our phone number is (727) 410-5858.

The Offering
Number of Shares Being Offered:

We are offering 1,000,000 shares of our common stock at $0.50 per share.  The selling security holders want to sell up to 1,350,000 shares of common stock at $0.50 per share. Issuance of these shares to the selling security holders was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended.

Number of Shares Outstanding After the Offering:

1,350,000 shares of our common stock are issued and outstanding. We have no other securities issued. If we sell all of the 1,000,000 additional shares we are registering, we will have 2,350,000 shares of our common  stock issued and outstanding after the offering if no shares are sold in the secondary offering. We have deemed our selling security holders to be underwriters under the Securities Act of 1933.

Selected Financial Data
As of December 31, 2005 (Audited)
Balance Sheet
Total Assets	$1,399.05
Total Liabilities	$5,411.80
Stockholders Equity	($4,012.75)

Statement of Operations
Revenue	$1,000.00
Total Expense	$4,864.75
Net Income	($3,864.75)

RISK FACTORS

Before you invest in our common stock, you should be aware that there are risks, as described below. You should carefully consider these risk factors together with all of the other information included in this prospectus before you decide to purchase shares of our common stock. Any of the following risks could adversely affect our business, financial condition and results of operations. We have incurred substantial losses from inception while realizing limited revenues and we may never generate substantial revenues or be profitable in the future.

Risks Related To the Company

(1) Our Failure to Raise Additional Capital Will Limit Our Ability to Renew Operations.

We must raise additional capital to expand operations. Our current working capital of $1,298.05 will not be sufficient to sustain our operations. Currently we are utilizing approximately $700 per month for our cash. The President of our company, Jay D. Solomon provides any funds necessary to fulfill our needs in the event additional capital is needed and will continue to do so until adequate funding is obtained.  There is the risk that investors may lose all or a part of their investment if we do not raise funds to renew our operations.

(2) We May Not Be Able to Generate Revenues For Our Operations Due to a Lack of Customers.

While we sustained operations as an ongoing business during the development of our software, we had to cease operations due to a lack of revenue from customers.  We can provide no assurance that we will be successful in increasing our client base.  There is a risk to investors, in the event we do not increase our client base, that there will be no profits available for distribution to shareholders.

(3) We Have Generated No Profits During Our Five Years of Operations And We May Never Generate Substantial Revenues or Be Profitable in the Future.

Since our inception in the year 2000, we have generated no profits. We can provide no assurances that we will generate substantial revenues or be profitable in the future.  Investors are at risk to lose some or all of their investment should we not be able to generate revenues sufficient for profits and a distribution of dividends to our shareholders.

(4) We Are Dependent on Key Persons with No Assurance That They Will Remain with Us: Losing such Key Persons Could Mean Losing Key Skills Necessary to Our Success.

Our success will depend to a great extent on retaining the continued services of our President/Director, Jay D. Solomon, C.P.A., Lawrence D. Larsen, Lance Larsen and Serguei Tevs.  These individuals are responsible for our financial planning and the development and programming of our software. There is no assurance that these individuals will remain with the corporation due to the lack of an employment contract. If we lose any of our key persons, our business may suffer. We depend substantially on the continued services and performance of these key persons and, in particular, their skills in finance and software development.

(5) Our Competitors Have Greater Financial, Marketing and Distribution Resources than We Do and If We Are Unable to Compete Effectively with Our Competitors, We Will Not Be Able to Increase Revenues or Generate Profits.

The market for instant messaging software is intensely competitive. While we have extensive experience in our industry, there are companies that are larger and have greater financial, marketing, and distribution resources than we have. Our ability to increase revenues and generate profits is directly related to our ability to compete with our competitors. These greater resources could permit our competitors to implement extensive advertising and promotional programs, which we may not be able to match. We can provide no assurances that we will be able to compete successfully in the future. Gaining customers will be difficult due to our competitors’ sizes and resources. If we are not successful in gaining market share our investors will be at risk to lose some or all of their investment or receive no dividends on their invested funds.

(6) As of March 15, 2006 We Have No Revenues From Operations.

We currently generate no revenues. Without raising capital we will not be able to hire a sales force to generate sales and revenues.  Investors would be at risk to lose all or part of their investment in the event we do not generate sales and revenues.

(7) There Are Relationships Within the Computer Software Industry That Must Be Developed, and Any Interruption in These Relationships Could Have an Effect on Our Ability to Compete Effectively.

Our contacts in the computer software industry are necessary to our future success. We will be reliant upon these contacts as a source of future clients as well as business partners.  Should we fail to develop these relationships or if there is any disruption in these necessary business relationships, we would have difficulty generating customers as well as new business contacts/partners and thereby, difficulty competing effectively.  Close relationships in the software industry must be maintained or the risk of loss of business is great.

(8) Instant Messaging Standards May Get Adopted Requiring Us to Expend Significant Funds on Redevelopment.

There is a clear request from the public and businesses to have a standard IM protocol.  This would require us to expend funds on redevelopment to strengthen and differentiate our product to customers.  This additional expenditure would reduce our profits and potential dividend distributions to investors.

(9) No One in Our Company Has Ever Commercialized a Software Product.

No one on our team has ever commercialized a new technology in competition against web strongholds like Microsoft, AOL, and Yahoo.  Our lack of experience will require us to outsource the marketing to an outside firm.  This outsourcing will further reduce our profits and any potential dividends to our investors.

Risks Related To This Offering

(10) There Is No Public Market for Our Shares, and There Is No Assurance That One Will Develop Due to the Limited Demand for Stocks In the Business Services We Offer.

Purchasers of these shares are at risk of no liquidity for their investment.  Prior to this offering, there has been no established trading market for our securities, and there is no assurance that a regular trading market for the securities will develop after completion of this offering. We will be offering shares for sale in a company that has very limited offering of software products. Due to the limited products we offer, we anticipate that demand for our shares will not be very high.  If a trading market does develop for the securities offered hereby, there is no assurance that it will be sustained.  We plan to list the common stock for trading on the over-the-counter (“OTC”) Electronic Bulletin Board. Such application will be filed with the National Association of Securities Dealers (“NASD”). We can provide no assurance that such listing will be obtained or that an established market for our common stock will be developed.

(11) Since We Are Selling up to 1,000,000 Shares of Our Common Stock on a Self-underwritten Basis, Purchasers, If Any, Will Not Have the Benefit of an Underwriter's Due Diligence.

We are selling up to a maximum of 1,000,000 shares of our common stock on a self-underwritten basis. As a result, purchasers of our common stock will not have the benefit of an underwriter's due diligence, whose task is, among others, to confirm the accuracy of the disclosures made in the prospectus.  We are less likely to sell the shares we are offering on a self-underwritten basis than if we were selling the shares through an underwriter.  By selling our stock on a self-underwritten basis, we will not be able to utilize the services of an underwriter to offer or sell our securities for us in connection with this offering. We will undertake on our own to market and sell the securities to the public. We have not set a minimum with respect to the amount of our securities that we intend to sell. Even if a purchaser buys shares of our common stock, we may not be able to sell any other additional shares proposed for sale pursuant to this offering. If we do not raise a sufficient amount of funds through this offering, we may not be able to adequately contribute proceeds to the research and development of our business, and we may not be able to successfully proceed with our plan of operations. This may cause significant losses and our stockholders may lose all or a substantial portion of their investment.

(12) Because it May Be Difficult to Effect a Change in Control of Ivecon Corporation Without Current Management Consent, Management May Be Entrenched Even Though Stockholders

May Believe Other Management May Be Better and a Potential Suitor Who May Be Willing to Pay a Premium to Acquire Us May Not Attempt to Do So.

Jay D. Solomon, President and Director, currently holds approximately 74.07% of our outstanding voting stock. If only a minimal quantity of our stock is sold during this offering and if Mr. Solomon chose to keep all of his stock (that is, he sells none of his stock during this offering), Mr. Solomon could retain his status as controlling security holder. Such concentration of ownership may have the effect of delaying, deferring or preventing a change in control of us and entrenching current management even though stockholders may believe other management may be better. Potential suitors who otherwise might be willing to pay a premium to acquire us may decide not to acquire us because it may be difficult to effect a change in control of us without current management's consent. Mr. Solomon has the ability to control the outcome on all matters requiring stockholder approval, including the election and removal of directors; any merger, consolidation or sale of all or substantially all of our assets; and the ability to control our management and affairs.

(13) The Possible Sales of Shares of Common Stock by Our Selling Security Holders May Have a Significant Adverse Effect on the Market Price of Our Common Stock Should a Market Develop.

The 1,350,000 shares of common stock owned by the selling security holders will be registered with the U.S. Securities Exchange Commission.  The security holders may sell some or all of their shares immediately after they are registered.  In the event that the security holders sell some or all of their shares, the price of our common stock could decrease significantly.  Our ability to raise additional capital through the sale of our stock may be harmed by these competing re-sales of our common stock by the selling security holders.  Potential investors may not be interested in purchasing shares of our common stock if the selling security holders are selling their shares of common stock. The selling of stock by the security holders could be interpreted by potential investors as a lack of confidence in us and our ability to develop a stable market for our stock.  The price of our common stock could fall if the selling security holders sell substantial amounts of our common stock. These sales may make it more difficult for us to sell equity or equity-related securities in this offering or in the future at a time and price that we deem appropriate because the selling security holders may offer to sell their shares of common stock to potential investors for less than we do.

(14) Our Lack of Business Diversification Could Result in the Devaluation of Our Stock if our Revenues From Our Primary Products Decrease.

We expect our business to solely consist of a specific software, a secure (encrypted) instant messenger with integrated desktop search, media center, and commerce system.  We do not have any other lines of business or other sources of revenue if we are unable to compete effectively in the this niche marketplace. Our lack of business diversification could cause you to lose all or some of your investment if we are unable to generate revenues since we do not expect to have any other lines of business or alternative revenue sources.

(15) Changes in the Prices of Computer Equipment Can Be Volatile and These Changes May Significantly Impact Our Financial Performance and the Value of Your Investment.

Our results of operations and financial condition will be significantly affected by the cost and supply of computer equipment. Changes in the price and supply of chips, printer circuit boards,

electronic wiring and parts are subject to and determined by market forces over which we have no control. Generally, higher parts prices will produce lower profit margins. This is especially true if market conditions do not allow us to pass through increased costs to our customers. There is no assurance that we will be able to pass through such costs through higher prices. If we experience a sustained period of high parts prices, such pricing may reduce our ability to generate revenues and our profit margins may significantly decrease or be eliminated and you may lose some or all of your investment.

(16)  Our Revenues Will Be Greatly Affected by the Price at Which We Can Sell Our Software Product.

The price of computer software can be volatile as a result of a number of factors. These factors include the overall supply and demand, the number of competitors, the price of products of our competitors, and the changing consumer demand for better and more powerful computer tools.

(17)  There Has Been No Independent Valuation of the Stock, Which Means That the Stock May Be Worth less than the Purchase Price.

The per share purchase price has been determined by us without independent valuation of the shares. We established the offering price based on our estimate of capital and expense requirements, not based on perceived market value, book value, or other established criteria. We did not obtain an independent appraisal opinion on the valuation of the shares. The shares may have a value significantly less than the offering price and there is no guarantee that the shares will ever obtain a value equal to or greater than the offering price.

(18) There Is No Assurance That an Investor Will Receive Cash Distributions Which Could Result in an Investor Receiving Little or No Return on His or Her Investment.

Distributions are payable at the sole discretion of our board of directors. We do not know the amount of cash that we will generate, if any, once we have more productive operations. Cash distributions are not assured, and we may never be in a position to make distributions.

(19) The Penny Stock Rules Could Restrict the Ability of Broker-dealers to Sell Our Shares Having a Negative Effect on Our Offering.

The SEC has adopted penny stock regulations which apply to securities traded over-the- counter. These regulations generally define penny stock to be any equity security that has a market price of less than $5.00 per share or an equity security of an issuer with net tangible assets of less than $5,000,000 as indicated in audited financial statements, if the corporation has been in continuous operations for less than three years. Subject to certain limited exceptions, the rules for any transaction involving a penny stock require the delivery, prior to the transaction, of a risk disclosure document prepared by the SEC that contains certain information describing the nature and level of risk associated with investments in the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Monthly account statements must be sent by the broker-dealer disclosing the estimated market value of each penny stock held in the account or indicating that the estimated market value cannot be determined because of the unavailability of firm quotes. In addition, the rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and institutional accredited investors (generally institutions with assets in excess of $5,000,000).

These practices require that, prior to the purchase, the broker-dealer determined that transactions in penny stocks were suitable for the purchaser and obtained the purchaser's written consent to the transaction. If a market for our common stock does develop and our shares trade below $5.00 per share, it will be a penny stock. Consequently, the penny stock rules will likely restrict the ability of broker-dealers to sell our shares and will likely affect the ability of purchasers in the offering to sell our shares in the secondary market.  Trading in our common stock will be subject to the "penny stock" rules.  Due to the thinly traded market of these shares investors are at a much higher risk to lose all or part of their investment.  Not only are these shares thinly traded but they are subject to higher fluctuations in price due to the instability of earnings of these smaller companies.  As a result of the lack of a highly traded market in our shares investors are at risk of a lack of brokers who may be willing to trade in these shares.

(20) We Have No Set Amount of Stock That Must Be Sold For Proceeds to Be Used By Our Company.

Since we have no set minimum amount of stock that must be sold, should we raise a minimal amount of money from the sale of our stock investors are at risk to have their funds pay for the costs of this offering and we may not have sufficient funds remaining to begin any planned expansion of operations.  This would place investors at a high risk of losing some or all of their investment or receive no return on their invested capital.

  A NOTE CONCERNING FORWARD-LOOKING STATEMENTS

You should not rely on forward-looking statements in this prospectus. This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as "anticipates," "believes," "plans," "expects," "future," "intends," and similar expressions to identify these forward-looking statements. Prospective investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by Ivecon Corporation described in "Risk Factors" and elsewhere in this prospectus. For example, a few of the uncertainties that could affect the accuracy of forward-looking statements include:

(a) an abrupt economic change resulting in an unexpected downturn in demand;

(b) governmental restrictions or excessive taxes on our products;

(c) over-abundance of companies supplying computer products and services;

(d) economic resources to support the retail promotion of new products and services;

(e) expansion plans, access to potential clients, and advances in technology; and

(f) lack of working capital that could hinder the promotion and distribution of products and services to a broader based business and retail population.

USE OF PROCEEDS

Upon registration with the U.S. Securities Exchange Commission, 1,350,000 of our outstanding shares of common stock will be eligible for resale under the Securities Act. There is no minimum amount of shares that must be sold during this offering. We do not know the specific amount that will be raised by this offering. All funds raised will go directly to our current bank account.

While we will bear the expenses of the registration of the shares, we will not realize any proceeds from any actual resale of the shares of the selling shareholders that might occur in the future. The selling shareholders will receive all proceeds from their resale. We, however, will realize the proceeds from the sale of the registration of 1,000,000 shares to be sold on a self-underwritten basis at $0.50 per share. We estimate that the net proceeds from our sale of 1,000,000 shares of our common stock will be $500,000.

In the event we raise only a nominal amount from the sale of our securities, $50,000 or less, the purchasers of the shares will not have the option of the shares being purchased back to treasury. We will use the proceeds to pay for printing, for any legal and accounting costs that may exist,  and to pay secured creditors if any there may be.  Any remaining funds will be used towards implementation of our expansion of operations.  We expect to use all of the net proceeds for general corporate purposes, including the costs of this registration, electronic equipment purchases, personnel wages, and working capital. The amounts we actually expend for working capital and other purposes may vary and will depend on a number of factors including, but not limited to, the actual net proceeds received, the amount of our future revenues and other factors described under "Risk Factors." Accordingly, our management will retain broad discretion in the allocation of the net process. A portion of the net proceeds may also be used to purchase complimentary businesses assets or technologies. We have no current plans or agreements or commitments with respect to any of these transactions and we are not currently engaged in any negotiations with respect to any of these transactions.

Management’s allocation of proceeds may change in the event competing software firms realize that we are renewing our efforts to market our product and they react rapidly. This would necessitate management allocating funds for rapid expansion versus a longer term approach. Quick expansion requires additional personnel, insurance, payroll taxes, and normal operating expenses that must be increased.  Expansion of sales and marketing activities, strategic alliances or joint ventures, and corporate partnering arrangements will be considered as alternatives for management’s discretion.  Potential strategic alliances and joint ventures have been determined to be those in the software manufacturing and distribution industries. Smaller companies that have been local computer products sales operations would be ideally suited for a business relationship with us.

Presently management is anticipating funds being used for the lease or purchase of desktop and laptop computers, software, copiers, a postage meter, cellular telephones for sales and management personnel; miscellaneous office supplies, furniture and equipment necessary to support the office; and employee wages. Table 1.0 shows anticipated use based on raising varying amounts of capital with Table 2.0 providing a further breakdown of the Working Capital expenditures.

Table 1.0 Capital Allocation

Amount of Capital Raised	Offering Expenses (1)	Equipment Purchases	Office Space Improvement	Employee Wages (2)	Working Capital

$125,000	$41,100	$40,000	$3,900	$40,000	$-0-
$250,000	$41,100	$90,000	$5,000	$99,000	$14,900
$375,000	$41,100	$150,000	$5,000	$150,000	$28,900
$500,000	$41,100	$250,000	$5,000	$150,000	$53,900

(1) Offering expenses include the following:  Registration Fee, Federal taxes, state taxes and fees, Printing and Engraving Expenses, Accounting Fees and Expenses, Legal Fees and Expenses, and Transfer Agent's Fees and Expenses.

(2) Employee wages will be paid by salary.

Table 2.0 Breakdown of Working Capital

Amount of Capital Raised	Working Capital	Allowance for Tax Deposits	Workers Compensation Insurance	Advertising and Marketing Expenses	Travel and Presentation Expenses
$125,000	$-0-	$-0-	$-0-	$-0-	$-0-
$250,000	$14,900	$3,000	$2,000	$7,000	$2,900
$375,000	$28,900	$4,000	$3,000	$15,000	$6,900
$500,000	$53,900	$6,000	$4,000	$30,000	$13,900

The above tables refer to the use of proceeds being used exclusively for our operations in Florida and does not include any facility expansion plans to additional locations.

Our use of proceeds varies dramatically due to several factors. At only $125,000 of capital raised, we will utilize no working capital. As we raise additional capital, expenditures in these categories begins. Specifically the cost of tax deposits for wages, workers compensation insurance and employee travel and presentation expenses rise for each additional employee we hire. Our expenses for advertising and marketing will rise as we begin to expand our marketing to a national basis. Management will make a determination of using an employee leasing company for any future employees that may be needed. Because we are targeting the specific niche of secure point-to-point instant messaging, we must have the ability to provide complete, professional presentations that will place us in competition with much larger firms that have the capital to make top-notch presentations.

Management’s discretion will be further used when determining whether to automate or hire personnel. Many of our functions such as sales, bookkeeping, customer order coordination activities require personnel to perform the functions. Management has kept its decision making in the use of working capital broad so it may exercise good judgment in applying management principles to the use of funds.

DETERMINATION OF OFFERING PRICE

 The price of the shares we are offering was arbitrarily determined in order for us to raise capital. The offering price bears no relationship whatsoever to our assets or earnings. Among factors considered were:

(a) Our lack of operating history,

(b) The proceeds to be raised by the offering,

(c) The amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing shareholders,

(d) Our relative cash requirements, and

(e) Our management expertise.

DILUTION

The issuance of further shares and the eligibility of further issued shares for resale will dilute our common stock and may lower the price of our common stock. If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share you pay for the common stock and the pro forma as adjusted net tangible book value per share of our common stock at the time of sale. We calculate net tangible book value per share by calculating the total assets less intangible assets and total liabilities, and dividing it by the number of outstanding shares of common stock.

The net tangible book value of our common stock as of December 31, 2005, was ($4,012.75) or approximately ($0.003) per share.  (See Table 3.0, note (2) below.)  After giving effect to the sale of 1,000,000 shares of our common stock at a price of $0.50 per share, net tangible book value as adjusted would be $495,987.25 or $0.21 per share. The result would be an immediate increase in net tangible book value per share of $0.21 to existing stockholders and an immediate decrease to new investors of $0.29 per share. "Dilution" is determined by subtracting net tangible book value per share after the offering from the offering price to investors. The following table shows dilution per share based on raising varying amounts of capital from the offering.  For our company there would be no dilution to new shareholders, only an immediate increase in the value per share as shown in table 3.0:

Table 3.0 Dilution Per Share

Amount of Shares Sold	Dollar Amount Raised (1)	Decrease Per Share For New Shareholders (2)
250,000	$ 125,000	$ 0.42
500,000	$ 250,000	$ 0.37
750,000	$ 375,000	$ 0.32
1,000,000	$ 500,000	$ 0.29
(1) Assumes that the securities were sold at the offering price of $0.50 per share.
(2) Amended Articles of Incorporation recorded on April 20, 2006. The Board of Directors then authorized a forward stock split of 1000:1 thereby increasing our outstanding shares to 1,350,000.

The following table provides information on the amount paid per share for existing shareholders and the percentages of stock held and the percentage they will hold in the event this entire offering is sold.

Table 4.0 Dilution Comparison of Current Versus New Shareholders

Amount of Securities Sold	Price Paid By Current Shareholders	Percent of Consideration Paid By Current Shareholders	Percent of Securities They Will Own After This Offering	Percent of Consideration Paid By New Shareholders	Percent of Securities Owned By New Shareholders (1)
$ 125,000	$0.30	0.0008%	84.38%	99.9992%	27.03%
$ 250,000	$0.30	0.0004%	72.97%	99.9996%	27.03%
$ 375,000	$0.30	0.0002%	64.29%	99.9998%	35.71%
$ 500,000	$0.30	0.0001%	57.45%	99.9999%	42.55%
(1) See Table 3.0, footnote (2).

In the future, we may issue additional shares, options and warrants and we may grant stock options to our officers, employees, directors, and consultants under a stock option plan, all of which may further dilute our net tangible book value.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not quoted or traded on any quotation medium at this time. We intend to apply to have our common stock included for quotation on the NASD OTC Bulletin Board. There can be no assurance that an active trading market for our stock will develop. If our stock is included for quotation on the NASD OTC Bulletin Board, price quotations will reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

Should a market develop for our shares, the trading price of the common stock is likely to be highly volatile and could be subject to wide fluctuations in response to factors such as actual or anticipated variations in quarterly operating results, announcements of technological innovations, new sales formats, or new services by us or our competitors, changes in financial estimates by securities analysts, conditions or trends in Internet or traditional retail markets, changes in the market valuations of other equipment and furniture leasing service providers or accounting related business services, announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, capital commitments, additions or departures of key personnel, sales of common stock and other events or factors, many of which are beyond our control. In addition, the stock market in general, and the market for business  services in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of such companies. These broad market and industry factors may materially adversely affect the market price of the common stock, regardless of our operating performance.

Consequently, future announcements concerning us or our competitors, litigation, or public concerns as to the commercial value of one or more of our products or services may cause the market price of our common stock to fluctuate substantially for reasons which may be unrelated to operating results.  These fluctuations, as well as general economic, political and market conditions, may have a material adverse effect on the market price of our common stock.

At the present time we have no outstanding options or warrants to purchase securities convertible into common stock.

There are 1,350,000 shares of common stock that could be sold by the selling shareholders according to Rule 144 that we have agreed to register. A brief description of Rule 144 follows:

The common stock sold in this offering will be freely transferable without restrictions or further registration under the Securities Act, except for any shares purchased by an “affiliate.”  An “Affiliate” is a person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control of the issuer.  The definition of an "Affiliate" is critical to the operation of Rule 144, promulgated under the Securities Act.  Rule 144 provides for restrictions on the amount of securities that can be sold by an affiliate during a given period of time. In general, pursuant to Rule 144, a shareholder who has satisfied a one year holding period may, under certain circumstances, sell within any three month period a number of securities which does not exceed the great of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale.  Further, Rule 144 permits, under certain circumstances, the sale of securities, without any quantity limitation, by our shareholders who are not affiliates and who have satisfied a two year holding period.

Cash dividends have not been paid during the last three (3) years. In the near future, we intend to retain any earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. The declaration and payment of cash dividends by us are subject to the discretion of our board of directors. Any future determination to pay cash dividends will depend on our results of operations, financial condition, capital requirements, contractual restrictions and other factors deemed relevant at the time by the board of directors. We are not currently subject to any contractual arrangements which restricts our ability to pay cash dividends.

We have thirty-six (36) stockholders of record of our common stock as of April 15, 2006.  The CUSIP number for our common stock is 46582F 10 5.

IMPACT OF THE "PENNY STOCK" RULES ON BUYING OR SELLING OUR COMMON STOCK

The SEC has adopted penny stock regulations which apply to securities traded over-the- counter. These regulations generally define penny stock to be any equity security that has a market price of less than $5.00 per share or an equity security of an issuer with net tangible assets of less than $5,000,000 as indicated in audited financial statements, if the corporation has been in continuous operations for less than three years. Subject to certain limited exceptions, the rules for any transaction involving a penny stock require the delivery, prior to the transaction, of a risk disclosure document prepared by the SEC that contains certain information describing the nature and level of risk associated with investments in the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Monthly account statements must be sent by the broker-dealer disclosing the estimated market value of each penny stock held in the account or indicating that the estimated market value cannot be determined because of the unavailability of firm quotes. In addition, the rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and institutional accredited investors (generally institutions with assets in excess of $5,000,000). These practices require that, prior to the purchase, the broker-dealer determined that transactions in penny stocks were suitable for the purchaser and obtained the purchaser's written consent to the transaction. If a market for our common stock does develop and our shares trade below $5.00 per share, it will be a penny stock. Consequently, the penny stock rules will likely restrict the ability of broker-dealers to sell our shares and will likely affect the ability of purchasers in the offering to sell our shares in the secondary market.  Trading in our common stock will be subject to the "penny stock" rules.

SELLING SECURITY HOLDERS

This prospectus will also be used for the offering of shares of our common stock owned by selling security holders. The selling security holders may offer for sale up to 1,350,000 of the 1,350,000 shares of our common stock issued to them at $0.50 per share. Affiliates may sell their shares at $0.50 per share during the duration of this offering. Non-affiliates may sell their shares at $0.50 until our securities become quoted on a securities exchange and thereafter at market prices or in negotiated private transactions. We will not receive any proceeds from such sales. The resale of the securities by the selling security holder is subject to the prospectus delivery and other requirements of the Securities Act. All selling security holders have been advised to notify any purchaser of their shares that none of the proceeds from the sale of their stock will go to the company.  All expenses of this offering are being paid for by us on behalf of selling security holders. The following table sets forth information on our selling security shareholders.

Table 5.0 Selling Security Holders

Name of security holder	Shares beneficially owned as of the date of

this prospectus (1)	Percent owned as of the date of this prospectus	Maximum number of shares to be sold pursuant to this prospectus	Percent owned after primary offering is complete (2)	Position, office or other material relationship to the company within last three years	Jay D. Solomon
1,000,000	74.07%	1,000,000	42.55%	President/Director	Carole E. King
10,000.74%		10,000.43%			Jordan M. King
10,000.74%		10,000.43%			Julie A. King
10,000.74%		10,000.43%			Steven M. Solomon
10,000.74%		10,000.43%		Brother of President Jay D. Solomon	Tina L. Evancho
10,000.74%		10,000.43%			Carrie Rodriquez
10,000.74%		10,000.43%			John A. Ziegler
10,000.74%		10,000.43%		Treasurer/Director, Father of John J. Ziegler	Lois B. Ziegler
10,000.74%		10,000.43%		Wife of John A. Ziegler	Randy Burke
10,000.74%		10,000.43%		Husband of Angela	Angela Burke
10,000.74%		10,000.43%		Wife of Randy	Joann M. Boylan
10,000.74%		10,000.43%			Wayne E. Larsen
10,000.74%		10,000.43%		Father of Lance Larsen, Director	Lance Larsen
10,000.74%		10,000.43%		Director, Son of Wayne	Leann Larsen
10,000.74%		10,000.43%		Wife of Lance	Anna Prosenik
10,000.74%		10,000.43%			Scott L. Williams
10,000.74%		10,000.43%			Anastasiya Gerasimova
10,000.74%		10,000.43%			Christine Uhls
10,000.74%		10,000.43%

Paul D. & Cynthia E Deck	10,000.74%	10,000.43%
Jeff A. Saffan	10,000.74%	10,000.43%
Julie A. Saffan	10,000.74%	10,000.43%
William & Cary Waulk	10,000.74%	10,000.43%
Daniel E. Mako	10,000.74%	10,000.43%	Husband of Betty Ann
Betty Ann Mako	10,000.74%	10,000.43%	Wife of Daniel
John D. Mako	10,000.74%	10,000.43%	Son of Daniel and Betty Ann
Wendy Ann Mako	10,000.74%	10,000.43%	Daughter of Daniel and Betty Ann
William Boyde	10,000.74%	10,000.43%
Rick W. Boylan	10,000.74%	10,000.43%
William R. Lane	10,000.74%	10,000.43%
Melissa Hamma	10,000.74%	10,000.43%
Christina S. Ziegler	10,000.74%	10,000.43%
John J. Ziegler	10,000.74%	10,000.43%	Son of John Ziegler
Meghan Martin	10,000.74%	10,000.43%
Mauricio D’Leon	10,000.74%	10,000.43%	Secretary/Director
Dickson L. Keast	10,000.74%	10,000.43%
(1) The percentage held in the event we sell all of the 1,000,000 shares in the Primary Offering and the Selling Security Holders sell none of the 1,350,000 shares in the Resale Offering.

All of the shares offered by this prospectus may be offered for resale, from time to time, by the selling shareholders, pursuant to this prospectus, in one or more private or negotiated transactions, in open market transactions in the over-the-counter market, or otherwise, or by a combination of these methods, at fixed prices that may be changed, at negotiated prices, or otherwise. The selling shareholders may effect these transactions by selling their shares directly to one or more purchasers or to or through broker-dealers or agents. The compensation to a particular broker-dealer or agent may be in excess of customary commissions. Each of the selling shareholders may be deemed an "underwriter" within the meaning of the Securities Act in connection with each sale of shares. The selling shareholders will pay all commissions, transfer taxes and other expenses associated with their sales.  In the event the selling security holders sell all of their shares in the secondary offering they will own no shares in the company upon completion of the secondary offering.

PLAN OF DISTRIBUTION

Primary Offering

We are registering 1,000,000 shares of our common stock, which will be offered and sold on a "self-underwritten" basis by us, using our officers, directors, or, at our discretion, by participating broker/dealers licensed by the National Association of Securities Dealers, Inc. We have executed no agreements with any broker-dealers with the respect to the offering of these shares as of the date of this prospectus. In the event we enter into any such agreement with a broker-dealer, we will file a post-effective amendment to disclose any such arrangement. Additionally, the broker-dealer must obtain a no objection position on the terms of the underwriting compensation from the NASD (National Association of Securities Dealers, Inc.) corporate finance department prior to any participation by the broker-dealer. There is no minimum investment requirement and funds received by us from this offering will not be placed into an escrow account. Our common stock is not currently listed on or traded in any national quotation medium. The offering price of $0.50 per share is based upon the decision of the current management team. We reserve the right to reject any subscription in whole or in part, for any reason or for no reason.

Our stock will be sold by Jay D. Solomon, President/Director, on a self-underwritten basis. The Securities Act of 1933 defines an underwriter as any person who has purchased from an issuer with a view to, or who offers or sells for an issuer in connection with the distribution of any security, we therefore have disclosed him as an underwriter.  When our Registration Statement is effective, we plan to distribute our prospectus to individuals who have inquired about us and the availability of shares. We will be selling directly to individuals who have read fully our prospectus and have had sufficient information and time to make a prudent investment decision. Shares will be sold on a no minimum basis with the 1,000,000 shares offered in the primary offering being the maximum number of shares to be sold. Our Officers and Directors will be prohibited from selling their shares until the primary offering of 1,000,000 shares is sold.

There can be no assurance that we will sell any or all of the offered shares.

Resale Offering

The selling security holders, or their pledgees, donees, transferees, or any of their successors in interest selling shares received from the selling security holders as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling security holders), may sell their shares of common stock from time to time on any stock exchange or automated inter-dealer quotation system on which our common stock may be listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, or at prices otherwise negotiated. In a post-effective amendment to this registration we will disclose pledgees, donees and other transferees of the selling security holders, if any, as selling security holders. The selling security holders may sell their shares of common stock by one or more of the following methods, without limitation:

(a) block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b) purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

(c) ordinary brokerage transactions and transactions in which the broker solicits purchases;

(d) privately negotiated transactions;

(e) short sales;

(f) through the distribution of the shares by the selling security holder to its partners, members or stockholders;

(g) one or more underwritten offerings on a firm commitment or self-underwritten basis; and

(h) any combination of any of these methods of sale.

All of the shares to be offered by management in the resale offering must not be sold unless or until the primary offering is sold or has been closed.  Each selling security holder has been advised that they must notify any potential purchaser of their shares that the shares are not part of the primary offering by the company and that their sale would provide no proceeds to the company.  Each selling security holder is deemed to be an underwriter according to the Securities Act of 1933.

In the event any of our selling security holders agree to sell their shares to a broker-dealer as a principal and the broker-dealer acts as an underwriter, we will file a post-effective amendment to our registration statement disclosing the name of the broker-dealer, providing information on the plan of distribution, and reflecting any other necessary changes. Any broker-dealer that will be involved must seek and obtain clearance of the underwriting compensation and arrangements from the NASD (National Association of Securities Dealers) Corporate Finance Department prior to the sale of any securities by the broker-dealer.

The selling security holders may also transfer their shares by gift.  We do not know of any arrangements by the selling security holders for the sale of any of their shares. The selling security holders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the shares. These brokers, dealers or underwriters may act as principals, or as an agent of the selling security holders. Broker-dealers may agree with the selling security holders to sell a specified number of the shares at a stipulated price per share. If a broker-dealer is unable to sell shares acting as agent for the selling security holders, it may purchase as principal any unsold shares at the stipulated price. Broker-dealers that acquire shares as principals may thereafter resell the shares from time to time in transactions on any stock exchange or automated interdealer quotation system on which the shares are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

The selling security holders may also sell their shares in accordance with Rule 144 under the Securities Act, rather than pursuant to this prospectus, regardless of whether the shares are covered by this prospectus. From time to time, the selling security holders may pledge, hypothecate, or grant a security interest in some or all of the shares owned by them. The pledgees, secured parties, or persons to whom the shares have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling security holders. The number of selling security holders' shares offered under this prospectus will decrease as and when they take such action. The plan of distribution for the selling security holders' shares will otherwise remain unchanged. In addition, a selling security holder may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales.

The selling security holders and any broker-dealers participating in the distributions of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any profit on the sale of shares by the selling security holders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts.

There can be no assurance that the selling security holders will sell any or all of the offered shares.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution. Also, the selling security holders are subject to applicable provisions that limit the timing of purchases and sales of our common stock by the selling security holders.

We have informed the selling security holders that, during such time as they may be engaged in a distribution of any of the shares we are registering with the U.S. Securities Exchange Commission, they are required to comply with Regulation M. In general, Regulation M precludes the selling security holders, any affiliated purchasers, and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions. We have informed the selling security holders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock if the stabilizing bids do not exceed a specified maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. The selling security holders and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

DESCRIPTION OF BUSINESS

Business Development

We were incorporated as Ivecon Corporation on September 11, 2000, under the laws of the State of Delaware. Since inception, we have engaged in research and development of a secure point-to-point instant messaging software to be distributed business to business as well as retail. The firm will specialize in areas of Sales, Marketing, and Distribution within the software manufacturing and sales industry.

IVE is currently establishing a full service source for sales, marketing, promotion, and distribution management for key accounts. IVE's experience is diversified through the backgrounds of its officers and directors and we believe that the consolidation of this experience will allow us to complete the research and development of our product and begin distribution. In the past two years, the Company has remained minimally active due to the lack of funds. Now that the Company believes that it can raise the necessary capital to increase activity, it has decided to register shares of stock for sale to capitalize the company to become a fully operational company. The ability to offer the software product, service, and expertise will provide "value-added" benefits to world-class users of secure point-to-point instant messaging seeking a better product beyond just the one with the best price.

Our Business

(1) Principal Products or Services and Their Markets

Ivecon is a secure (encrypted) instant messenger with integrated desktop search, media center, and commerce system. It need not be installed on a computer, it can run from a portable drive, CD, or Flash memory device.

From a trade show you could walk up to a computer and within seconds have your entire messaging system at your fingertips. You could place a free voice (Voice over IP) call to your spouse, order a pizza to be sent to your brother in college, buy a birthday gift for a family member (all without needing your credit card), flip on the porch light at your house, or Instant Money™ $50 to a friend. You can check out your own customized headlines (RSS aggregator), look at a folder on your hard drive at home, work or any other location, even broadcast your own anonymous weekly radio show remotely, spinning records coming from MP3’s on your hard drive and taking phone calls with VoIP. You can forward your phone calls to your instant messenger, forward your instant messages to your cell phone, or check the messages left on your home telephone answering machine, all with an interface easy enough for a total novice to master within minutes.

Most importantly, all of this is done within a secure shell using encryption suitable for a nuclear submarine. So when you walk away from this trade show PC, all your information, though already encrypted, is triple wiped from the hard drive. All communications within the Ivecon system are secured using any form of encryption you choose, from DES to 44-bit Blowfish, to any custom military-grade encryption using an open source plugin system.

Ivecon is a contraction of the words I have control.  Ivecon is built around an open source encryption engine. Buttons within the preference section of Ivecon allow the downloading of various encryption DLL's of varying strength, from average to military grade. To comply with legal restrictions, some of these DLL’s will originate and be available from countries outside the

United States.  Once downloaded and installed anyone can use Ivecon to communicate through a secure channel with anyone else. This could be for sending a love-letter to your spouse, or your credit card information to a web retailer, all using the encryption type you are most comfortable with.

Ivecon is also a portal to control your environment, your communication, and your information, functionality becoming more important than the web browser itself.

Ivecon software is thinware and easily downloaded in minutes even on the slowest connections. The interface is designed to be pleasing and simple enough for a computer user of any ability to have full command of their environment. Ivecons’ target market ranges from the young to the elderly, novice to expert. More specifically, Ivecon target market will undoubtedly begin with higher end computer users with to-date machines. The reason for this is that the user machine will be more beneficial for distributed networking applications, they probably have more disposable income, probably have a computer related job, and are likely more security conscious.

(2) Distribution Methods of the Services

The primary delivery of products and services is through land-based delivery from our home office location in St. Petersburg, Florida.  We will try to drop ship directly from the manufacturer to the client’s location via United States Postal Service in disk protected mailers.

With the implementation of our expansion upon funding, we will hire three key people to service our current and new clients.  Each rep will cover a geographical area dividing the United States into three (3) segments.  Our account managers will be responsible for business development in their specific area.  We will supply the reps with laptop computers and the appropriate software to down/upload data and information throughout the business day.  Orders will come in to the central office and will be sent to the appropriate manufacturer for completion.  The completed work product will be drop-shipped direct to the customer using land-based services.

(3) Status of Any Publicly Announced New Product or Service.

We believe that we have developed a unique product that would make us stand above our competition. Our product offering provides capabilities that are not currently available on competitor’s software. We have not made our product available in the marketplace while we continue to develop and refine its capabilities.  While the Internet has provided a new tool for advertising and customer interface, there has been no significant change in the services we will provide. We will be utilizing the Internet as a mainstay of our future advertising and support for our sales representatives.

(4) Our Competition

ICQ, AIM, MSM are 1st generation messengers successful today because they were first on the scene. ICQ hasn’t changed since AOL bought it. Competitors lack two things; a specific need to change IM’s, and useful utility other than messaging. With Ivecon, the concept of a secure instant messenger as the hub, the portability and interconnectivity between phone and web is the spoke, the utility of controlling your environment and secure shopping is the wheel. Where the wheel hits the road is where the money is, and Ivecon is that road.

Both instant messaging and encryption are protected from casual competition through high entry and exit barriers. Both industries separately lack any type of profit model other than ads or direct sales. This leaves limited growth.

Unique or distinctive customer benefits must be generated and supported by hard-to-copy core competencies. Ivecon is rife with customer benefits, and several barriers to entry. Ivecon has a sustainable competitive edge supported by core competencies in a growing market. The Ivecon interface is designed with Macromedia Flash integrated with a Visual C undercarriage. Flash graphics are a product of vector math rather than bitmap pictures. Rather than bogging down the computer with 2 megabyte of pictures for the interface, Ivecon has compartmented Flash interface groups that take up about 50k. Rather than using a work around to stretch or contract pictures depending on the users screen resolution (and eating precious memory) we allow Flash to flow into whatever space is available.

Using Flash as an interface gives Ivecon several other key benefits. Because the interface is separate and independent of the application, it creates an essentially bug free graphical environment, something that is nearly impossible with raster interfaces. But more importantly, it gives the Flash artist and GUI team full control over the design of the program without concern of the programming. Due to the open source, royalty free* license on the Flash player, we are able to rewrite and customize the player to suit any needs we have.

 * http://www.macromedia.com/software/flash/open/licensing/sourcecode/

3.2    Object Code License.

Commercial Use. Pursuant to this Agreement and during the Term, Macromedia hereby grants a non-exclusive, worldwide, revocable license to use, reproduce, have reproduced, market, license, sublicense and distribute object code versions only of the Certified Ported Flash Player, solely in connection with, and together with, Licensee Product. Any sublicense to an OEM shall include terms no less restrictive than those set forth in Section 3 of this Agreement and Licensee shall cause OEM to preserve or provide, as applicable, the Consideration (as defined herein) outlined in Sections 6.1 - 6.5 to Macromedia.

Ivecon is a licensed Flash Player Developer and Larry Larsen is a member of the Macromedia evangelist program.

Pulver.com has labeled 64 companies as being in the Instant Messaging space. 57 in North American with 27 public, 36  private and one is open source.

Individually, our products have much competition. This compilation is the short list of what is on the radar. (note: Ivecon keeps detailed Competitive Information Analysis reports on even obscure competition.) Competition feature for feature does exist on any scale for Ivecon, but alliances could be made within competing companies that could impact reach. Our core features are stronger than the individual pieces of any alliance, it would be more cost effective to buy Ivecon than try to compete with an inferior product.

MESSAGING COMPETITORS

PRODUCT: Instantme

http://www.novell.com/products/instantme

OWNER: Novell

CATEGORY: Secure Networking

WHY THEY ARE A THREAT: Used in combination with AOL’s AIM, it allows encrypted transfer and digital certificates.

WHAT TO WATCH: Business model changes and corporate adoption.

WHAT CAN WE LEARN FROM THEM: It is imperative to businesses to have secure messaging. Corporations will pay a premium for secure systems.

THEIR ADVANTAGE: Large customer base.

OUR ADVANTAGE: This is a product geared towards the corporate market. While it will cause competition in the corporate market, our integration with a company’s intranet and custom encryption plugins will be a superior defense. For the consumer market, competition is virtually non-existent.

PRODUCT: ZIXMAIL

 http://www.zixmail.com

http://www.securedelivery.com/overview.html

DESCRIPTION:

A secure document delivery, private email, and message tracking service that enables Internet users worldwide to easily send encrypted and digitally signed communications using their existing email systems and addresses, regardless of whether the recipients use ZixMail. Messages sent to non-ZixMail users are delivered via SecureDelivery.com™. ZixIt Home

CATEGORY: Encrypted Mail

WHY THEY ARE A THREAT: Struck a deal with Yahoo to provide encrypted mail.

WHAT TO WATCH: Need to watch how Yahoo positions this.

WHAT CAN WE LEARN FROM THEM: There is a market for secured messaging. That encryption has to be easy to use to be widely accepted.

THEIR ADVANTAGE: Visibility with Yahoo.

OUR ADVANTAGE: Security is very poor. Doesn’t encrypt message until it is sent to a ZixMail server. Only as secure as a browser. Encryption isn’t selectable or open source. Business model is to charge $1 per month. This assures limited market, limited growth, and minimal income.

PRODUCT: ICQ

http://www.icq.com

OWNER: AOL

CATEGORY: Instant Messenger

WHY THEY ARE A THREAT: A huge install base.

WHAT TO WATCH: ICQ recently incorporated a mid-range phone system and provides

WHAT CAN WE LEARN FROM THEM: 72 million users doesn’t get you very far when you haven’t figured out a business model.

THEIR ADVANTAGE: An incredible install base, AOL ties, and unlimited money from other sources.

OUR ADVANTAGE: ICQ cannot compete with a strong encryption product due to AOL/Netscape/NSA agreements. ICQ has been slow to change and resists innovation even when faced with competition. Popup window provides a cumbersome interface for new features. GUI is 1st generation and allows limited feature growth.

PRODUCT: AIM

http://www.aol.com

OWNER: AOL

CATEGORY: Instant Messenger

WHY THEY ARE A THREAT: Large install base. AOL.

WHAT TO WATCH: Positioning of AIM product, new features.

WHAT CAN WE LEARN FROM THEM: Even with a bad interface, instant messaging is a hit and can be marketed towards novice users.

THEIR ADVANTAGE: Product gets installed with about every Internet standard program. Millions of CD-ROMs floating around doesn’t hurt either. Unlimited money for research could be a problem, but innovation hasn’t prevailed in the past with this product.

OUR ADVANTAGE: AOL counter-culture grows daily. 1st generation interface. AOL cannot compete with an strong encryption product due to agreements with the NSA. Popup interface and systray limitation provide for little feature growth.

PRODUCT: YAHOO

http://www.yahoo.com

CATEGORY: IM – Encrypted webmail

WHY THEY ARE A THREAT: Slowly catching on to the public’s cry for encryption. In the past Yahoo has had a strong push towards shopping, Ivecon’s success will most certainly trigger a response. Patents should be created on any possible feature of commerce tied to IM before public release to prevent competition from Yahoo. Marketing defense against this is the Ivecon encryption system.

WHAT TO WATCH: Feature additions, integration with shopping.

WHAT CAN WE LEARN FROM THEM: Even if you lay low with a mid-range instant messenger, you can pick up 8 million users.

THEIR ADVANTAGE: Huge user base.

OUR ADVANTAGE: Yahoo doesn’t market the product strongly. Ivecon is a better product built on a strong encryption sub-system and a much wider range of utility. Encryption is not provided for Yahoo’s IM product.

PRODUCT: MSM

http://www.microsoft.com

OWNER: Microsoft

CATEGORY: Instant Messenger

WHY THEY ARE A THREAT: Don’t under-estimate MS.

WHAT TO WATCH: Shopping integration. Audio/Video call integration. Marketing and target market definition.

WHAT CAN WE LEARN FROM THEM: It pays to own the OS.

THEIR ADVANTAGE: Unlimited resources of every kind.

OUR ADVANTAGE: Microsoft’s record has been to absorb a company rather than to compete. Our integration with the Microsoft Cordless Phone Answering System and the Microsoft Sidewinder Voice would make Ivecon a greater asset than competitor. Microsoft cannot compete with a strong encryption product due to agreements with the NSA. Bureaucracy of Microsoft prevents swift feature integration and direction change.

PRODUCT:

OWNER: Sigaba

http://www.sigaba.com/

CATEGORY: Secure Communications

WHY THEY ARE A THREAT: Provides a secure network connection for email communication and commerce transactions.

WHAT TO WATCH: Business model, strategic alliances. Any future push towards IM.

WHAT CAN WE LEARN FROM THEM: There is vast potential growth for secure messaging products within business environments.

THEIR ADVANTAGE: A secure network to base future growth on.

OUR ADVANTAGE: No business model for consumer use. Symmetric key system is inferior to Ivecon’s open source plugin system. Doesn’t support instant messaging.

DISTRIBUTED NETWORKING COMPETITORS

(5) Sources and Availability of Raw Materials

We provide products and services and, as a result, we have to maintain relationships with our suppliers however we will not necessarily have any concern with raw materials or specific suppliers. We will be dependent on good programmers and account managers. The availability of account managers with the education and experience we need does not seem to be critical at this time. The relationships we have developed with other firms and suppliers have resulted in the ability for us to have a large pool from which to choose our account managers.

At this time we do not see a critical dependence on any supplier(s) that could adversely effect our operations

(6) Dependence on Limited Customers

Ivecon believes a small number of web retailers will be responsible for the bulk of web sales in the foreseeable future. Ivecon will host a handful (4-8) of qualified eCommerce web retailers, facilitating ease of shopping and transference of encrypted billing information. These eCommerce sites must have a reputable Internet commerce background, and meet a minimum criteria:

1.    Must provide an eCommerce site that is liquid in design to scale to any size window.

2.    Must use Ivecon's public ring secure encryption system.

3.    Must have 24-hour order processing.

4.    Must have 24-hour online chat support.

5.    Free 2-day delivery on orders over $50 encouraged.

6.    Must have next day delivery available.

7.    Consistent return policy between stores.

8.    Encourage commerce stores to make new products available on the Ivecon system either exclusively or earlier than on their corresponding website.

9.    Desired commerce types (one of each)

            a.    Grocery retailer - Web Van, Kozmo, Publix

            b.    Household products - Target, Walmart

            c.    Clothing - Old Navy, Gap, Banana Republic

            d.    Food delivery - Pizza Hut, Papa John's

            e.    Office - Staples, Office Depot

            f.    General - Amazon, Buy.com

            g.    Entertainment Delivery - Blockbuster

The biggest benefit to the retailer is the opportunity to go from being a proactive function of opening a browser and inserting their URL, to being an inch away from millions of mouse pointers for users that will most likely run our software 24 hours a day. Couple this with the peace of mind of ultra-secure commerce, embedded 2-click shopping, and free advertising in the demographics of your choice within thousands of radio programs.

For utility, it is important to provide a wide range of generic products high recurring sales rates. Repeated use, especially after the ease of use is established, will encourage a constant and increasing churn of revenue. The limited number of stores will increase real estate value of the licensees. Stores should not include anything you would not drive to in the typical week of shopping.

To become part of the Ivecon aggregate and utilize the secure encryption system, ecommerce sites pay Ivecon 2% of sales. Sales are tracked by our public key commerce exchange module (PKCEM), and invoices are tallied quarterly. This is a no-risk decision for the merchant as no payments are accrued until a sale has been made.

Stores appearing in Ivecon software are totally in our control and a non-paying commerce client could be switched out with a new commerce client within minutes. For promotion, a portion Ivecon profits for all sales can be distributed to anyone running our Flopping client. During the holidays, Ivecon can escrow ½ of profits from total ecommerce sales and distribute it equally to all Ivecon users. This encourages people, whether they use the commerce model or not, to encourage other people to shop using Ivecon. As with any disbursement from Ivecon, the funds may always be distributed to a charity.

(7)  Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements or Labor Contracts

At the present time we do not own or have any domain names, patents, trademarks, licenses (other than the usual business license), franchises, concessions, royalty agreements or labor contracts.  However, in the future, our success may depend in part upon our ability to preserve our trade secrets, obtain and maintain patent protection for our technologies, products and processes, and operate without infringing upon the proprietary rights of other parties. However, we may rely on certain proprietary technologies, trade secrets, and know-how that are not patentable. Although we may take action to protect our unpatented trade secrets and our proprietary information, in part, by the use of confidentiality agreements with our employees, consultants and certain of our contractors, we cannot guarantee that:

(a) these agreements will not be breached;

(b) we would have adequate remedies for any breach; or

(c) our proprietary trade secrets and know-how will not otherwise become known or be independently developed or discovered by competitors.

We cannot guarantee that our actions will be sufficient to prevent imitation or duplication of either our products and services by others or prevent others from claiming violations of their trade secrets and proprietary rights.

 (8)  Need for Government Approval of Principal Products or Services

None of the services we offer require specific government approval.

 (9)  Government Regulation

As a software development and manufacturing company, we are subject to a limited variety of local, state, and federal regulations. While we believe that our operations are in compliance with all applicable regulations, there can be no assurances that from time to time unintentional violations of such regulations will not occur. We are subject to federal, state and local laws and regulations applied to businesses, such as payroll taxes on the state and federal levels. In general, our computer activities are subject to local business licensing requirements.

Internet access and online services are not subject to direct regulation in the United States. Changes in the laws and regulations relating to the telecommunications and media industry,

however, could impact our business. For example, the Federal Communications Commission could begin to regulate the Internet and online services industry, which could result in increased costs for us. The laws and regulations applicable to the Internet and to our services are evolving and unclear and could damage our business. There are currently few laws or regulations directly applicable to access to, or commerce on, the Internet. Due to the increasing popularity and use of the Internet, it is possible that laws and regulations may be adopted, covering issues such as user privacy, defamation, pricing, taxation, content regulation, quality of products and services, and intellectual property ownership and infringement. Such legislation could expose us to substantial liability as well as dampen the growth in use of the Internet, decrease the acceptance of the Internet as a communications and commercial medium, or require us to incur significant expenses in complying with any new regulations.

(10) Research and Development During Last Two Fiscal Years

During the last two fiscal years no money was spent on research and development of our product. We have, however, spent minimal monies on Internet research and development.

(11) Cost and Effects of Compliance with Environmental Laws

We are not subject to any federal, state or local environmental laws.  Due to the nature of our product we do not foresee any potential regulations that will impact our operations.

(12)  Our Employees

As of March 31, 2006, we had three part time employees.  As our President, Mr. Jay Solomon currently provides his time as an employee, paid on an irregular basis. Mr. Solomon currently provides the strategic direction and the necessary labor to support the operation. Our other key employees Lawrence D. Larsen, Lance Larsen and Serguei Tevs provide their time on an as needed, unpaid basis.  Mr. Solomon is not receiving pay or other stock benefits for his performance. We have no consulting contracts with anyone to provide services to the company.

Reports to Security Holders

We will file reports and other information with the U.S. Securities and Exchange Commission (“SEC”). You may read and copy any document that we file at the SEC's public reference facilities at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for more information about its public reference facilities. Our SEC filings will be available to you free of charge at the SEC's web site at www.sec.gov.

We are not required by the Delaware Statutes to provide annual reports. At the request of a shareholder, we will send a copy of an annual report to include audited financial statements. In the event we become a reporting company with the SEC, we will file all necessary quarterly and annual reports.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings nor are any contemplated by us at this time.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

To the best of our knowledge there are no transactions involving any director, executive officer, or any security holder who is a beneficial owner or any member of the immediate family of the officers and directors or an affiliated company.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

The following management's discussion, analysis of financial condition, and results of operations should be read in conjunction with our financial statements and notes thereto contained elsewhere in this prospectus.

Plan of Operation

General

Since our inception on September 11, 2000 the Company has been in the development of a secure point-to-point instant messaging software.  For three (3) years considerable time was spent on the actual coding of our program.  When the Company ran out of funds it became minimally operational while a strategic plan for funding and operations was being developed.  Presently our President, Jay D. Solomon, provides the necessary labor to the company developing the strategic financial and operational plan of operation. He has been developing his financial and business skills since he began practicing as a C.P.A. (over nineteen years) to provide leadership for the company when we have the necessary capital.

Employees

During the next twelve (12) months we intend to hire three (3)  managers by the end of the first quarter of 2007. Our employees will be those individuals that we have named as our key personnel who are currently assisting the company on an unpaid basis.  They are Lawrence D. Larsen, Lance Larsen and Serguei Tevs. With their programming and business experience we believe we will be able to develop an appropriate sales force through their personal and professional contacts.

We are currently researching the type of individual, salary ranges and benefit program we will need to put in place to attract personnel that can produce results.  Outside of our key employees we believe that we will need to augment our staff with a general accounting person to coordinate accounts payable and receivables as well as our general ledger.  A receptionist/secretary will be hired to handle and distribute incoming inquires for sales and general inquires.

It is our intention to utilize computerization where possible to eliminate the need for a staff person.  This specifically applies to our incoming calls for service of equipment as well as directing non-sales inquiries directly to the person called.

Product Research and Development

We plan to continue the additional programming necessary to insure the viability of our software product. We believe this additional programming is necessary to insure that our additional features are in keeping with the continually changing demands of the public.  Since three (3) of our key individuals were the original developers of our program we believe that they are necessary to continue the development of our software.

As a tab on the side of your desktop, Ivecon begins as a graphically rich, easy to use, and totally secure Instant Messaging system called Raptor. Raptor uses an open source encryption plugin system -- click a button and select any plugin you desire, from DES to Military-Grade Skipjack. The days of worrying about any entity spying on your communiqué are over. This is peace of mind for users (read: shoppers), and imperative to businesses. Until now, corporations have been slow to adopt IM due to security. Ivecon is suitable for even government use, and will be submitted for government review. The FBI/CIA/NSA are free to create their own encryption plug available only to authorized users.

On installation, Ivecon allows the user to create an encrypted key that is kept on their hard drive for communications, and a second key containing the users credit card and shipping address used for commerce. Studies show a small number of e-commerce websites command a huge percentage of e-commerce traffic (e-bay, e-trade, Amazon.com, Staples.com.) Ivecon includes a number of e-commerce stores granted to a handful of companies that have proven to be web-friendly.

We will attempt to use a strategic alliance with Voxeo Corporation so that Ivecon’s Raptor instant messenger will use an  integration of multimedia and telephony. Should you be away from your messenger, Raptor can forward an incoming message to your cell phone. Using a text to speech engine your message is read. Should you choose, you may press a button to reply. A voice recording is created and sent back to the original sender’s Raptor messenger. Ivecon users are issued a phone number on their initial sign-up. Voxeo provides hubs of phone numbers from 14 cities around the U.S. New areas are added every day. Using your computers mic/speakers, you can place telephone calls to any POTS telephone. Should you be away from your computer, you can check Raptor messages by calling your Ivecon phone number and entering a password. The Raptor Contact list is available through this phone number to send voice messages to other users. If those users are online, you can speak with them. Even your home answering machine messages can be sent to your Ivecon Raptor system at work by forwarding your phone to your Voxeo number. Should you have a Microsoft Cordless Phone Answering Machine, Ivecon will pick up new messages left on the machine and send them to your cell phone or other logged on Raptor session.

From the emerging panel users can enter Ivecon stores, select products, click the checkout button and have the items show up on the user’s doorstep. Credit card information is exchanged with the commerce site using the preferred encryption, point-to-point. Stores are broken out into instant delivery and shipped goods stores. The instant delivery stores available may very depending on the geographical location of the user, determined by zip code.

Raptor users can initiate a secure voice call. On initiation Ivecon sends each user an encrypted hash table that is used against their public ring to scramble the call. This Military-Grade system ensures that your words will not be intercepted. Secure videophone will also be available in latter stages of development. This feature alone replaces a pair of $5000 scramble handsets.

Any time after signing up with Ivecon, you can easily order a credit card sized CD-ROM that contains your encryption token, and can be carried in your wallet. If you are at a co-workers desk and want to check your messages, place the CD card in the drive. If the computer has Ivecon install, the current user is logged out and you are prompted for password. On successful entry, your contact list fills in and all your outstanding messages arrive. Pop out the CD and your history is triple-wiped from the hard drive and dumped from memory. Your read messages are sent to your home history list, and the previous user is prompted for their password.

If you are at a computer does not have Ivecon installed, it is installed from the CD. After use, your user history is wiped from the drive. Read messages are sent to the history of your ‘home’ Ivecon machine. Because we allow an instance of Ivecon to be tagged as the ‘home’ computer, Ivecon includes X10 control to allow remote operation of any lights, drapes, or other X10 equipment in your home or office. Reboot a work server from home or flip on the driveway light before leaving from work late. X10 is an inexpensive, proven, and reliable system on the verge of a vertical market. The main roadblock to widespread X10 adoption is an easy interface to use it.

Ivecon includes a community broadcasting system that allows users to broadcast their own radio program to anyone that cares to listen. As hardware and bandwidth allow, Ivecon will later migrate into ‘television’ allowing users to utilize their webcam to stream their own TV station. Every 13 minutes during these radio and TV programs, a two-minute commercial will interrupt their broadcast.

How long can we satisfy our cash requirements and will we need to raise additional funds in the next 12 months?

Our Plan of Operation for the next twelve months is to raise capital to implement our strategy. We do not have the necessary cash and revenue to satisfy our cash requirements for the next twelve months. We anticipate that we will use the funds raised in this offering and revenues generated to fund the hiring of employees, equipment purchases, office improvement and for marketing activities and working capital. Our failure to market and promote our services will harm our business and future financial performance. If we are unable to commence our operations within the next twelve months, we will likely fail to increase our revenues.  We cannot guarantee that additional funding will be available on favorable terms, if at all. If adequate funds are not available, then we may not be able to expand our operations. If adequate funds are not available, we believe that our officers and directors will contribute funds to pay for some of our expenses. However, we have not made any arrangements or agreements with our officers and directors regarding such advancement of funds. We do not know whether we will issue stock for the loans or whether we will merely prepare and sign promissory notes. If we are forced to seek funds from our officers or directors, we will negotiate the specific terms and conditions of such loan when made, if ever. None of our officers or directors is obligated to pay for our expenses. Moreover, only one (1) of our officers or directors have specifically agreed to pay our expenses should we need such assistance, our President Jay D. Solomon.

During the last twelve months our revenue decreased and we had a decrease in cash available at December 31, 2005 compared to December 31, 2004.  Our cash available at the end of the year December 31, 2005 decreased from December 31, 2004 mainly due to a decrease in our revenues.  At our current burn rate of cash of approximately $700 per month we will need to raise additional capital immediately as we do not have sufficient cash for the next twelve months.

The implementation of our business strategy is estimated to take approximately twelve (12) months. Once we are able to secure funding, implementation will begin immediately. We anticipate 30 days to be in a stage of full operational activity to gain clients. The major parts of the strategy that are to be immediately implemented will be the human resource procurement, sales and marketing and office equipment.

We anticipate that the funds from this offering, assuming that we sell all the offered shares, will provide us sufficient capital for the next twelve months. We plan to raise additional funds either through subsequent offerings of our shares or through other financing arrangements, such as borrowings. There is no guarantee that we will be able to raise funds in addition to the funds we raise in this offering, if any. If we are not able to raise additional funds, we will likely not be able to expand our operations.

We will compete with national manufacturers and distributors. Once our website is operational, however, we will also compete with other Internet-based companies and businesses that have developed and are in the process of developing competing websites. We cannot guarantee that other websites or functionally similar services have not been developed or are not in development. Many of these Internet-based competitors have greater financial and other resources, and more experience in research and development, than we have. We plan to design our website to allow current and potential clients to ask our account managers introductory questions via e-mail. We believe that interchange will allow us to tailor our services to each particular client.  We do not expect to have this website operational until we secure additional capital. We anticipate that we will use a portion of the proceeds from this offering to develop our website. However, as of the date of this prospectus, our website has not moved beyond the mere discussion phase as we currently lack the necessary funds to begin development of our website. We do believe that it can be fully operational within thirty days after securing funds. We will use one of our key people who will design and maintain our website and provide continual updates to our site with the most current information for our potential clients. Assuming our proposed website becomes operational, we expect to next focus on expanding the scope of our Internet presence. We hope to achieve such expansion by registering with major search engines with the goal of placing our website at the top of search results. This typically requires pre-funding with certain search engines. We do not currently have adequate financial resources to conduct such registration.

Expected purchases or sale of plant and significant equipment

We do anticipate purchases of significant computer equipment.  In addition other general office supplies and general office equipment will be made should we raise sufficient funds to purchase such equipment.

The computer equipment we anticipate purchasing will include multiple servers as well as a networked system for our four (4) key personnel.

Off-Balance Sheet Arrangements

We have made no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The names and ages of our directors and executive officers are set forth below. Our By-Laws provide for not less than one and not more than fifteen directors. All directors are elected annually by the stockholders to serve until the next annual meeting of the stockholders and until their successors are duly elected and qualified.

Table 7.0 Directors and Executive Officers

Name	Age	Position
Jay D. Solomon	56	President, Chairman of the Board of Directors (1)
John A. Ziegler	57	Treasurer/Director (2)
Maurcio D'Leon	32	Secretary/Director (3)
Wayne E. Larsen	41	Director (4)
(1) Mr. Solomon has been an officer of a reporting company, MCG Diversified, Inc.
(2) This is the first Directorship of a reporting company held by Mr. Ziegler.
(3) This is the first Directorship of a reporting company held by Mr. D'Leon.
(4) This is the first Directorship of a reporting company held by Mr. Larsen.

Background of Executive Officers and Directors

- Jay D. Solomon has served as our President/Chairman of the Board of Directors since January 1, 2004. Mr. Solomon holds a B.A. degree from University of South Florida in Accounting. He sat and passed all four (4) parts of C.P.A. Exam in  1986. His current Memberships/Affiliations include the American Institute of Certified Public Accountants and the Florida Institute of Certified Public Accountants. Since 09/93 when he became a partner in Godels & Solomon, L.C., C.P.A.’s he has continued as a managing partner in Godels Solomon Barber & Company, LLC ("GSBC") as well as develop the strategic and operational plan for Ivecon.  His focus is "Traditional" (audit, accounting, estate & tax) and "nontraditional" (forecasts, projections, start-up’s, obtaining business financing, cash flow management services) services.  His emphasis is on clients in the healthcare industry, dental industry, and resident owned mobile home park cooperatives for whom he provides audit and ancillary services. However, he also provides these services, intermittently to clients in real estate, franchised fast food restaurants, marketing/distribution, automotive industry, retail, and a variety of other professional service businesses (law, architecture, mortuary services, etc.).  Mr. Solomon was the Treasurer and a Director of MCG Diversified, Inc. a reporting company with the S.E.C.  He began his positions at MCG in January 2001 and resigned on June 7, 2004.  Mr. Solomon was an integral part of the Board of Directors that constructed the acquisition of Electro Energy through a wholly owned subsidiary of MCG.

- John A. Ziegler has been in the manufacturing arena for the past 35 years. He is a Mold Maker by trade. He became a CNC programmer and eventually managed several manufacturing facilities with duties including programming, DNC Communication, process planning, & shop floor control. He then entered sales in the manufacturing industry & started his own company, Cimtek, which was in operations from May 1995 through December 2005 and was located in St. Petersburg, Florida, selling, supporting, & training of Cad/Cam systems. Currently, John is in the sales department and provides support for ISCAR, which is a dynamic full line supplier of precision carbide metal working tools, producing a wide range of carbide inserts, carbide end mills and cutting tools covering most metal cutting applications. ISCAR also provides metal working solutions in both engineering and manufacturing to major industries throughout the world.

- Mauricio D'Leon is the current owner of Definitive Network Services, Inc., a computer consulting company which also specializes in computer maintenance and repairs and which began operations in October 2005 and is located in St. Petersburg, Florida. Its client base includes hotels and professional employer organizations. For the previous four years Mauricio was the network administrator for Contracted Services, Inc., a computer consulting company located in St. Petersburg, Florida. Prior to that Mauricio worked for Pixel Graphics as the acting IT Director for the Tampa Bay Buccaneers, a member of the National Football League.

- Lance Larsen graduated from Northwest Missouri State University.  He has been a computer programmer for Wausau Financial Systems, a leader in enterprise transaction processing, for the past ten years. Lance was the lead programmer of the successful start-up Calamide Software. An expert in encryption technologies, his strength is in Client/Server and Distributed Networking programming. He was a Project Manager for the Fortune 500 Company Principal Financial Group and has been programming since chads were known from punch cards rather than election ballots. His first start-up was a database development company in 1982.

AUDIT COMMITTEE

We do not have an audit committee that is comprised of any independent director. As a company with less than $250,000 in revenue we rely on our President Jay D. Solomon for our audit committee financial expert as defined in Item 401(e) of Regulation S-B promulgated under the Securities Act. Our Board of Directors acts as our audit committee. The Board has determined that the relationship of Mr. Solomon as both our company President and our audit committee financial expert is not detrimental to the Company. Mr. Solomon has a complete understanding of GAAP and financial statements; the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves in a fair and impartial manner; has experience analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to or exceed the breadth and complexity of issues that can reasonably be expected to be raised by the small business issuer’s financial statements; an understanding of internal control over financial reporting; and an understanding of audit committee functions. Mr. Solomon has gained this expertise through his formal education and experience as our President for two (2) years and as a certified public accountant with over twenty (20) years experience. He has specific experience coordinating the financials of the company with public accountants with respect to the preparation, auditing or evaluation of the company’s financial statements.

DISCLOSURE CONTROLS AND PROCEDURES

While we are not required to provide this information until July of 2006, we are providing the following information. Our Board of Directors has determined that our Chairman/President, Jay D. Solomon has developed disclosure controls and procedures that the full Board of Directors believes are in keeping with the intent of the regulations. As our President for two (2) years coordinating our company’s audits and financial statements, Mr. Solomon and the full Board of Directors find the Company’s disclosure controls and procedures to meet or exceed those required.

INTERNAL CONTROL OVER FINANCIAL REPORTING

The Company believes that addressing this issue prior to July 2006 when the regulations formally require this disclosure will give a truer picture of the controls the Company has developed. The Board of Directors has established a regular three (3) month meeting to completely review the financial reporting of the Company. Our Chairman/President, Jay D. Solomon will be providing a full financial reporting and accounting of the Company according to the Generally Accepted Accounting Principles and guidelines established by the American Institute of Certified Public Accountants. The Board of Directors has found no weakness in the controls that have been established and believes that the quarterly monitoring by the full Board of Directors will keep those who invest in our Company fully informed of the true financial status of the Company at all times. Should there be a change in our internal control over financial reporting, this change or changes will be made available in our reports due to the Securities and Exchange Commission.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation of our Chief Executive Officer, and the most highly compensated employees and/or executive officers who served at the end of the fiscal years December 31, 2005 and 2004, and whose salary and bonus exceeded $100,000 for the fiscal years ended December 31, 2005 and 2004, for services rendered in all capacities to us. The listed individuals shall be hereinafter referred to as the "Named Executive Officers."

Table 8.0 Summary Compensation

Long-Term Compensation
		Annual Compensation			Awards		Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name and principal position	Year	Salary ($)	Bonus ($)	Other Annual Compen- sation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/ SARs (#)	LTIP Payouts ($)	All Other Compensa-tion($)

Jay D. Solomon (1), President, Chairman of the Board of Directors	2005	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2004	-0-	-0-	-0-	-0-	-0-	-0-	-0-
John A. Ziegler (2), Treasurer/Director	2005	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2004	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Mauricio D'Leon (3), Secretary/Director	2005	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2004	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Lance Larsen (4) Director	2005	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2004	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1) There is no employment contract with Mr. Solomon at this time. Nor are there any agreements for compensation in the future. A salary and stock options and/or warrants program may be developed in the future.

(2) There is no employment contract with Mr. Ziegler at  this time.  Nor are there any agreements for compensation in the future. A salary and stock options and/or warrants program may be developed in the future.

(3) There is no employment contract with Mr. D'Leon at this time. Nor are there any agreements for compensation in the future. A salary and stock options and/or warrants program may be developed in the future.

(4) There is no employment contract with Mr. Larsen at this time.  Nor are there any agreements for compensation in the future.  A salary and stock options and/or warrants program may be developed in the future.

Additional Compensation of Directors

All of our directors are unpaid. Compensation for the future will be determined when and if additional funding is obtained.

Board of Directors and Committees

Currently, our Board of Directors consists of Mr. Jay D. Solomon, John A. Ziegler, Mauricio D'Leon and Lance Larsen. We are not actively seeking additional board members. At present, the Board of Directors has not established any committees.

Employment Agreements

Currently, we have no written employment agreements with any of our Directors or Officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of shares of our common stock with respect to stockholders who were known by us to be beneficial owners of more than 5% of our common stock as of March 15, 2005, and our officers and directors, individually and as a group. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and generally includes voting or investment power with respect to securities. In accordance with the SEC rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees, if applicable. Subject to community property laws, where applicable, the persons or entities named in Table 5.0 (See "Selling Security Holders") have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Table 10.0 Beneficial Ownership

		Amount and Nature of Beneficial Ownership		Percent of Class (1)
Title of Class	Name and Address of Beneficial Owner	Before Offering	After Offering	Before Offering	After Offering
Common Stock	Jay D. Solomon (1) 3593 23rd Avenue North, St. Petersburg, FL 33713	1,000,000	1,000,000	74.07%	42.55%
Common Stock	John A. Ziegler 4626 5th Street South, St. Petersburg, FL 33705	10,000	10,000.74%		.43%
Common Stock	Mauricio D'Leon 12326 Montara Dr., Largo, FL 33773	10,000	10,000.74%		.43%
Common

Stock	Lance Larsen 2706 34th Street, Des Moines, IA 50310	10,000	10,000.74%		.43%
Common Stock	All Executive Officers and Directors as a Group (1)	1,030,000	1,030,000	76.29%	43.83%

(1) The percentages are based on a Before-Offering total of 1,350,000 shares of common stock issued and outstanding as of the date of this prospectus and assumes an After-Offering sale of all the additional 1,000,000 shares of common stock and none of the 1,350,000 shares of our selling security holders' shares.

DESCRIPTION OF SECURITIES

General

The following description of our capital stock does not purport to be complete and is subject to and qualified in its entirety by our Articles of Incorporation, and By-Laws, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the applicable provisions of Florida law.

We are authorized to issue up to 50,000,000 shares of common stock, $0.0001 par value per share, of which 1,350,000 shares are issued and outstanding.

Common Stock

Subject to the rights of holders of preferred stock, if any, holders of shares of our common stock are entitled to share equally on a per share basis in such dividends as may be declared by our Board of Directors out of funds legally available therefore. There are presently no plans to pay dividends with respect to the shares of our common stock. Upon our liquidation, dissolution or winding up, after payment of creditors and the holders of any of our senior securities, including preferred stock, if any, our assets will be divided pro rata on a per share basis among the holders of the shares of our common stock. The common stock is not subject to any liability for further assessments. There are no conversion or redemption privileges or any sinking fund provisions with respect to the common stock and the common stock is not subject to call. The holders of common stock do not have any pre-emptive or other subscription rights.

Holders of shares of common stock are entitled to cast one vote for each share held at all stockholders' meetings for all purposes, including the election of directors. The common stock does not have cumulative voting rights.

All of the issued and outstanding shares of common stock are fully paid, validly issued and non-assessable as determined by our legal counsel, Diane J. Harrison, Esq. whose opinion appears elsewhere as an exhibit to this prospectus.

Preferred Stock

We currently have no provisions to issue preferred stock.

Debt Securities

We currently have no provisions to issue debt securities.

Warrants

We currently have no provisions to issue warrants

Dividend

We have paid no cash dividends on our common stock in the last three (3) years. We anticipate that any earnings, in the foreseeable future, will be retained for development and expansion of our business and we do not anticipate paying any further cash dividends in the near future. Our Board of Directors has sole discretion to pay cash dividends with respect to our common stock based on our financial condition, results of operations, capital requirements, contractual obligations, and other relevant factors.

Shares Eligible for Future Resale

Upon the effectiveness of the registration statement, of which this prospectus forms a part, we will have 1,350,000 outstanding common shares registered for resale by the selling shareholders in accordance with the Securities Act of 1933 and there will be 1,000,000 outstanding shares registered for sale by us in accordance with the Securities Act of 1933.

Prior to this registration, no public trading market has existed for shares of our common stock. The sale, or availability for sale, of substantial amounts of common stock in the public trading market could adversely affect the market prices for our common stock.

Transfer Agent and Registrar

We are retaining an outside transfer agent and registrar for our common stock:  Holladay Stock Transfer, Inc., 2939 N. 67th Pl., Suite C, Scottsdale, Arizona.

INTEREST OF NAMED EXPERTS AND COUNSEL

Randall N. Drake, C.P.A., independent certified public accountant, whose reports appear elsewhere in this registration statement, was paid in cash for services rendered. Therefore, he has no direct or indirect interest in us. Mr. Drake's report is given based on his authority as an expert in accounting and auditing.

Diane J. Harrison, Esq., is the counsel who has given an opinion on the validity of the securities being registered which appears elsewhere in this registration statement has no direct or indirect interest in us.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation do not include a provision automatically indemnifying a director, officer or control person of the corporation or its stockholders for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such.

Our By-Laws, Article XIV, Section 4, do permit us to indemnify any Director, Officer, agent or employee as to those liabilities and on those terms and conditions as appropriate and to purchase and maintain insurance on behalf of any such persons whether or not the corporation would have the power to indemnify such person against the liability insured against.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of Ivecon Corporation pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is unenforceable.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for Ivecon Corporation by Diane J. Harrison, Esq., 6860 Gulfport Blvd. South, PMB 162, South Pasadena, Florida 33707.

EXPERTS

Certain of the financial statements of Ivecon Corporation included in this prospectus and elsewhere in the registration statement, to the extent and for the periods indicated in their reports, have been audited by Randall N. Drake, C.P.A., independent certified public accountant, whose reports thereon appear elsewhere herein and in the registration statement.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On February 18, 2006, we engaged Randall N. Drake, C.P.A., ("Drake ") as our independent auditor. He is our first auditor and we have had no disagreements with Drake on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, in connection with its reports.

WHERE YOU CAN FIND MORE INFORMATION

We will file reports and other information with the U.S. Securities and Exchange Commission. You may read and copy any document that we file at the SEC's public reference facilities at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for more information about its public reference facilities. Our SEC filings will be available to you free of charge at the SEC's web site at <www.sec.gov>.

FINANCIAL STATEMENTS

CONTENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM Randall N. Drake, C.P.A., P.A., as of March 31, 2006	F-2
Balance Sheet, March 31, 2006	F-3
Statement of Operations, for the Period Ended March 31, 2006
Statement of Changes in Stockholders' Equity, for the Period Ended March 31, 2006
Statement of Cash Flows, for the Period Ended March 31, 2006
Notes to the Financial Statements, March 31, 2006
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM Randall N. Drake, C.P.A., P.A., as of December 31, 2005
Balance Sheet, December 31, 2005
Statement of Operations, for the Year Ended December 31, 2005	F-4
Statement of Changes in Stockholders' Equity, for the Year Ended December 31, 2005	F-5
Statement of Cash Flows, for the Year Ended December 31, 2005	F-6
Notes to the Financial Statements, December 31, 2005	F-7
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM Randall N. Drake, C.P.A., P.A., as of December 31, 2004	F-9
Balance Sheet, for the Year Ended December 31, 2004	F-10
Statement of Operations, for the Year Ended December 31, 2004	F-11
Statement of Changes in Stockholders' Equity, for the Year Ended December 31, 2004	F-12
Statement of Cash Flows, for the Year Ended December 31, 2004	F-13
Notes to the Financial Statements, December 31, 2004	F-14

Randall N. Drake, C.P.A., P.A.
1981 Promenade Way
Clearwater, Florida 33760
Phone: (727) 536-4863

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and
Stockholders of Ivecon Corporation

We have reviewed the accompanying balance sheet of Ivecon Corporation as of March 31, 2006 and the related statements of operations, stockholders’ equity, and cash flows for the three months ended March 31, 2006.  These financial statements are the responsibility of the company’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States).  A review of financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole.  Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

/s/Randall N. Drake, CPA, PA
Randall N. Drake, CPA, PA
Clearwater, Florida

April 24, 2006

Ivecon Corporation
Balance Sheet
March 31, 2006

ASSETS
Current Assets:
Cash and Cash Equivalents	7,060.05
Total Current Assets	7,060.05
Other Assets:
Organizational Costs	253.00
Less: Accumulated Amortization	(253.00)
Total Other Assets	0.00
TOTAL ASSETS	7,060.05
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Loans from Shareholders	11,411.80
Total Current Liabilities	11,411.80
TOTAL LIABILITIES	11,411.80
Stockholders' Equity:
Common Stock, $.0001 par value, 50,000,000 shares
authorized, 1,350,000 shares issued and outstanding	13.50
Paid-In-Capital	7,719.50

Retained Earnings	(12,084.75)
Total Equity	(4,351.75)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	7,060.05

See accompanying notes and accountant's report.

Ivecon Corporation
Statement of Operations
For The Three Month Period Ended March 31, 2006
Revenues	0.00
0.00
Operating Expenses:
Bank Service Charges	30.00
Consultants Fee	150.00
Taxes and Licenses	159.00
339.00

Income (Loss) From Operations	(339.00)
Provision for Income Taxes	0.00

Net Income (Loss)	(339.00)

Earnings per common share:
Net Income (Loss) per share	(0.00)
See accompanying notes and accountant's report.

Ivecon Corporation
Statement of Changes in Stockholder's Equity
For the Three Month Period Ended March 31, 2006

	Common Stock		Contributed	Retained
	Shares	Amount	Capital	Earnings	Total
Balances at January 1, 2006	1,350,000	$13.50	$7,719.50	(11,745.75)	$-4,012.75

Net Income (Loss)				(339.00)	(339.00)

Balances at March 31, 2006	1,350,000	$13.50	$7,719.50	$(12,084.75)	$(4,351.75)

See Accompanying Notes and Accountant's Report.

Ivecon Corporation
Statement of Cash Flows
For the Three Month Period Ended March 31, 2006
OPERATING ACTIVITIES:
Net Income (Loss)	(339.00)
Adjustments to reconcile Net Income (Loss)
to net cash provided by operations:
(Increase) Decrease in:
Prepaid Expenses	89.00
Stock Subscription Receivable	12.00
Increase (Decrease) in:
Accounts Payable	(4,000.00)
(4,238.00)
INVESTING ACTIVITIES:
0.00
FINANCING ACTIVITIES:
Shareholder Loans	10,000.00
10,000.00
NET CASH INCREASE (DECREASE) FOR THE YEAR	5,762.00
BEGINNING CASH	1,298.05
ENDING CASH	7,060.05

See accompanying notes and accountant's report.

Ivecon Corporation
Notes to Financial Statements
March 31, 2006

NOTE A - ORGANIZATION AND NATURE OF BUSINESS

The Company was incorporated September 11, 2000 in the State of Delaware. The Company is a developer of a secure (encrypted) instant messenger with integrated desktop search, media center, and commerce system and is located in St. Petersburg, Florida.

NOTE B - SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term securities with a maturity of three months or less to be cash equivalents.

Fixed Assets

Property and equipment are stated at cost. Depreciation is computed using accelerated methods over the estimated useful lives of the assets. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the corporation to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Revenue Recognition

The Company generates revenue by providing services in the field of computer consulting. It is in the process of developing a secure instant messenger system. The Company recognizes its revenue when consulting services have been completed and its customers are billed.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes, if and when applicable, related primarily to differences between the bases of certain assets and liabilities for financial and tax reporting. Any deferred taxes would represent the future tax return consequences of those differences, which will either be taxable when the assets and liabilities are recovered or settled.

NOTE C - EARNINGS PER COMMON SHARE

Earnings (Loss) per common share of ($.00) were calculated based on a net income (loss) numerator of ($339.00) divided by a denominator of 1,350,000 shares of outstanding common stock. (Average number of shares issued during the period ended March 31, 2006).

NOTE D STOCK SPLIT/SUBSEQUENT EVENT

On April 20, 2006, the corporation filed a certificate of amendment with the State of Delaware changing the number of authorized shares to 50,000,000 shares. On April 20, 2006, the corporation held a special meeting of the Board of Directors that authorized the execution of a 1,000:1 forward stock split on all shares issued and outstanding at that time.

Randall N. Drake, C.P.A., P.A.
1981 Promenade Way
Clearwater, Florida 33760
Phone: (727) 536-4863

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and
Stockholders of Ivecon Corporation

We have audited the accompanying balance sheet of Ivecon Corporation as of December 31, 2005 and the related statements of operations, stockholders’ equity, and cash flows for the period ended December 31, 2005. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ivecon Corporation as of December 31, 2005 and the results of its operations and its cash flows for the year ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

/s/Randall N. Drake, CPA, PA
Randall N. Drake, CPA, PA
Clearwater, Florida

April 24, 2006

Ivecon Corporation
Balance Sheet
December 31, 2005

ASSETS
Current Assets:
Cash and Cash Equivalents	1,298.05
Prepaid Expenses	89.00
Stock Subscription Receivable	12.00
Total Current Assets	1,399.05
Other Assets:
Organizational Costs	253.00
Less: Accumulated Amortization	(253.00)
Total Other Assets	0.00
TOTAL ASSETS	1,399.05

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	4,000.00
Loans from Shareholders	1,411.80
Total Current Liabilities	5,411.80
TOTAL LIABILITIES	5,411.80
Stockholders' Equity:
Common Stock, $.0001 par value, 50,000,000 shares
authorized, 1,350,000 shares issued and outstanding	13.50
Paid-In-Capital	7,719.50
Retained Earnings	(11,745.75)

Total Equity	(4,012.75)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	1,399.05

The accompanying notes are an integral part of these financial statements

Ivecon Corporation
Statement of Operations
For The Year Ended December 31, 2006

Revenues	1,000.00
1,000.00
Operating Expenses:
Audit Fees	4,000.00
Bank Service Charges	120.00
Consultants Fee	600.00
Dues and Subscriptions	14.95
Office Supplies	79.80
Taxes and Licenses	50.00
4,864.75

Income (Loss) From Operations	(3,864.75)
Provision for Income Taxes	0.00

Net Income (Loss)	(3,864.75)

Earnings per common share:
Net Income (Loss) per share	(0.02)

The accompanying notes are an integral part of these financial statements.

Ivecon Corporation
Statement of Changes in Stockholder's Equity
For the Year Ended December 31, 2005

	Common Stock		Contributed	Retained
	Shares	Amount	Capital	Earnings	Total
Balances at January 1, 2005	1,350	$13.50	$7,719.50	(7,881.00)	$-148.00

April 20, 2006 1,000:1 Forward Stock Split	1,348,650	0.00	0.00		0.00

Net Income (Loss)				(3,864.75)	(3,864.75)

Balances at December 31, 2005	1,350,000	$13.50	$7,719.50	$(11,745.75)	$(4,012.75)

The accompanying notes are an integral part of these financial statements.

Ivecon Corporation
Statement of Cash Flows
For The Year Ended December 31, 2005

OPERATING ACTIVITIES:
Net Income (Loss)	(3,864.75)
Adjustments to reconcile Net Income (Loss)
to net cash provided by operations:
(Increase) Decrease in:
Prepaid Expenses	(89.00)
Stock Subscription Receivable	3.00
Increase (Decrease) in:
Accounts Payable	4,000.00
49.25
INVESTING ACTIVITIES:
0.00
FINANCING ACTIVITIES:
Shareholder Loans	668.80
668.80
NET CASH INCREASE (DECREASE) FOR THE YEAR	718.05
BEGINNING CASH	580.00
ENDING CASH	1,298.05

The accompanying notes are an integral part of these financial statements.

Ivecon Corporation
Notes to Financial Statements
December 31, 2005

 NOTE A – ORGANIZATION AND NATURE OF BUSINESS

The Company was incorporated September 11, 2000 in the State of Delaware. The Company is a developer of a secure (encrypted) instant messenger with integrated desktop search, media center, and commerce system and is located in St. Petersburg, Florida.

NOTE B – SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term securities with a maturity of three months or less to be cash equivalents.

Fixed Assets

Property and equipment are stated at cost. Depreciation is computed using accelerated methods over the estimated useful lives of the assets. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the corporation to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Revenue Recognition

The Company generates revenue by providing services in the field of computer consulting. It is in the process of developing a secure instant messenger system. The Company recognizes its revenue when consulting services have been completed and its customers are billed.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes, if and when applicable, related primarily to differences between the bases of certain assets and liabilities for financial and tax reporting. Any deferred taxes would represent the future tax return consequences of those differences, which will either be taxable when the assets and liabilities are recovered or settled.

NOTE C – EARNINGS PER COMMON SHARE

Earnings (Loss) per common share of ($.00) were calculated based on a net income (loss) numerator of ($3,864.75) divided by a denominator of 1,350,000 shares of outstanding common stock (Average number of shares issued during the year ended December 31, 2005).

NOTE D – STOCK SPLIT/SUBSEQUENT EVENT

On April 20, 2006, the corporation filed a certificate of amendment with the State of Delaware changing the number of authorized shares to 50,000,000 shares. On April 20, 2006, the corporation held a special meeting of the Board of Directors that authorized the execution of a 1,000:1 forward stock split on all shares issued and outstanding at that time.

Randall N. Drake, C.P.A., P.A.
1981 Promenade Way
Clearwater, Florida 33760
Phone: (727) 536-4863

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Ivecon Corporation

We have audited the accompanying balance sheet of Ivecon Corporation as of December 31, 2004 and the related statements of operations, stockholders’ equity, and cash flows for the period ended December 31, 2004. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

 In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ivecon Corporation as of December 31, 2004 and the results of its operations and its cash flows for the year ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

/s/Randall N. Drake, CPA, PA
Randall N. Drake, CPA, PA
Clearwater, Florida
April 24, 2006

Ivecon Corporation
Balance Sheet
For The Year Ended December 31, 2004

ASSETS
Current Assets:
Cash and Cash Equivalents	580.00
Stock Subscription Receivable	15.00
Total Current Assets	595.00
Other Assets:
Organizational Costs	253.00
Less: Accumulated Amortization	(253.00)
Total Other Assets	0.00
TOTAL ASSETS	595.00

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Loans from Shareholders	743.00
Total Current Liabilities	743.00
TOTAL LIABILITIES	743.00
Stockholders' Equity:
Common Stock, $.0001 par value, 50,000,000 shares
authorized, 1,350,000 shares issued and outstanding	13.50
Paid-In-Capital	7,719.50
Retained Earnings	(7,881.00)
Total Equity	(148.00)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	595.00

The accompanying notes are an integral part of these financial statements

Ivecon Corporation
Statement of Operations
For The Year Ended December 31, 2004

Revenues	0.00
0.00
Operating Expenses:
Amortization	50.00
Bank Service Charges	10.00
Taxes and Licenses	243.00
303.00

Income (Loss) From Operations	(303.00)
Provision for Income Taxes	0.00

Net Income (Loss)	(303.00)

Earnings per common share:
Net Income (Loss) per share	(0.00)

The accompanying notes are an integral part of these financial statements.

Ivecon Corporation
Statement of Cash Flows
For The Year Ended December 31, 2004

OPERATING ACTIVITIES:
Net Income (Loss)	(303.00)
Adjustments to reconcile Net Income (Loss)
to net cash provided by operations:
Depreciation and Amortization	50.00
(Increase) Decrease in:
Stock Subscription Receivable	(15.00)
(268.00)
INVESTING ACTIVITIES:
0.00
FINANCING ACTIVITIES:
Issuance of Capital Stock	105.00
Shareholder Loans	743.00
848.00
NET CASH INCREASE (DECREASE) FOR THE YEAR	580.00
BEGINNING CASH	0.00
ENDING CASH	580.00

The accompanying notes are an integral part of these financial statements.

Ivecon Corporation
Statement of Changes in Stockholder's Equity
For the Year Ended December 31, 2004

	Common Stock		Contributed	Retained
	Shares	Amount	Capital	Earnings	Total
Balances at January 1, 2004	1,000	$10.00	$7,618.00	(7,578.00)	$50.00

Net Income (Loss)				(303.00)	(303.00)

Issuance of Capital Stock	350	3.50	101.50		$105.00

Restatement of shares issued to reflect
1000:1 forward stock split at April 20, 2006	1,348,650	0.00	0.00		0.00

Balances at December 31, 2004	1,350,000	$13.50	$7,719.50	$(7,881.00)	$(148.00)

The accompanying notes are an integral part of these financial statements.

Ivecon Corporation
Notes to Financial Statements
December 31, 2004

NOTE A – ORGANIZATION AND NATURE OF BUSINESS

The Company was incorporated September 11, 2000 in the State of Delaware. The Company is a developer of a secure (encrypted) instant messenger with integrated desktop search, media center, and commerce system and is located in St. Petersburg, Florida.

NOTE B – SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term securities with a maturity of three months or less to be cash equivalents

.

Fixed Assets

Property and equipment are stated at cost. Depreciation is computed using accelerated methods over the estimated useful lives of the assets. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

 Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the corporation to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Revenue Recognition

The Company generates revenue by providing services in the field of computer consulting. It is in the process of developing a secure instant messenger system. The Company recognizes its revenue when consulting services have been completed and its customers are billed.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes, if and when applicable, related primarily to differences between the bases of certain assets and liabilities for financial and tax reporting. Any deferred taxes would represent the future tax return consequences of those differences, which will either be taxable when the assets and liabilities are recovered or settled.

NOTE C – EARNINGS PER COMMON SHARE

Earnings (Loss) per common share of ($.00) were calculated based on a net income (loss) numerator of ($303.00) divided by a denominator of 1,201,776 shares of outstanding common stock (Average number of shares issued during the year ended December 31, 2004 restated for 1,000:1 forward stock split as of April 20, 2006).

NOTE D – STOCK SPLIT/SUBSEQUENT EVENT

On April 20, 2006, the corporation filed a certificate of amendment with the State of Delaware changing the number of authorized shares to 50,000,000 shares. On April 20, 2006, the corporation held a special meeting of the Board of Directors that authorized the execution of a 1,000:1 forward stock split on all shares issued and outstanding at that time.

(Outside Back Cover Page Prospectus)

Until __________, 2006 (120 days after the date of this prospectus), all dealers that buy, sell or trade these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY
Risks Related To the Company
(1) Our Failure to Raise Additional Capital Will Limit Our Ability to Renew Operations.
(2) We May Not Be Able to Generate Revenues For Our Operations Due to a Lack of Customers.
(3) We Have Generated No Profits During Our Five Years of Operations And We May Never Generate Substantial Revenues or Be Profitable in the Future.
(4) We Are Dependent on Key Persons with No Assurance That They Will Remain with Us: Losing such Key Persons Could Mean Losing Key Skills Necessary to Our Success.

(5)  Our Competitors Have Greater Financial, Marketing and Distribution Resources than We Do and If We Are Unable to Compete Effectively with Our Competitors, We Will Not Be Able to Increase Revenues or Generate Profits.

(6) As of March 15, 2006 We Have No Revenues From Operations.
(7) There Are Relationships Within the Computer Software Industry That Must Be Developed, and Any Interruption in These Relationships Could Have an Effect on Our Ability to Compete Effectively.
(8) Instant Messaging Standards Get Adopted Requiring Us to Expend Significant Funds on Redevelopment.
(9) No One in Our Company Has Ever Commercialized a Software Product.
Risks Related To This Offering
(10) There Is No Public Market for Our Shares, and There Is No Assurance That One Will Develop Due to the Limited Demand for Stocks In the Business Services We Offer.s
(11) Since We Are Selling up to 1,000,000 Shares of Our Common Stock on a Self-underwritten Basis, Purchasers, If Any, Will Not Have the Benefit of an Underwriter's Due Diligence.1

(12) Because it May Be Difficult to Effect a Change in Control of Ivecon Corporation Without Current Management Consent, Management May Be Entrenched Even Though Stockholders May Believe Other Management May Be Better and a Potential Suitor Who May Be Willing to Pay a Premium to Acquire Us May Not Attempt to Do So.

(13) The Possible Sales of Shares of Common Stock by Our Selling Security Holders May Have a Significant Adverse Effect on the Market Price of Our Common Stock Should a Market Develop.
(14) Our Lack of Business Diversification Could Result in the Devaluation of Our Stock if our Revenues From Our

Primary Products Decrease.
(15) Changes in the Prices of Computer Equipment Can Be Volatile and These Changes May Significantly Impact Our Financial Performance and the Value of Your Investment.
(16) Our Revenues Will Be Greatly Affected by the Price at Which We Can Sell Our Software Product.
(17) There Has Been No Independent Valuation of the Stock, Which Means That the Stock May Be Worth less than the Purchase Price.
(18) There Is No Assurance That an Investor Will Receive Cash Distributions Which Could Result in an Investor Receiving Little or No Return on His or Her Investment.
(19) The Penny Stock Rules Could Restrict the Ability of Broker-dealers to Sell Our Shares Having a Negative Effect on Our Offering.
(20) We Have No Set Amount of Stock That Must Be Sold For Proceeds to Be Used By Our Company.
A NOTE CONCERNING FORWARD-LOOKING STATEMENTS	14
USE OF PROCEEDS	14
DETERMINATION OF OFFERING PRICE	16
DILUTION	17
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	18
IMPACT OF THE "PENNY STOCK" RULES ON BUYING OR SELLING OUR COMMON STOCK	20
SELLING SECURITY HOLDERS	20
PLAN OF DISTRIBUTION	23
DESCRIPTION OF BUSINESS	26
LEGAL PROCEEDINGS	32
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	33
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION	33
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	37
AUDIT COMMITTEE	38
DISCLOSURE CONTROLS AND PROCEDURES	39
INTERNAL CONTROLS OVER FINANCIAL REPORTING	39
EXECUTIVE COMPENSATION	39

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	40
DESCRIPTION OF SECURITIES	42
INTEREST OF NAMED EXPERTS AND COUNSEL	43
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	44
LEGAL MATTERS	44
EXPERTS	44
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	44
WHERE YOU CAN FIND MORE INFORMATION	45
FINANCIAL STATEMENTS	46
SIGNATURES	77

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24. Indemnification of Directors and Officers

Title 8, Chapter 1, Subchapter 4 §145 of the Delaware Corporation Statutes permits corporations to indemnify a director, officer or control person of the corporation for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expense. Our Articles of Incorporation do not include such a provision automatically indemnifying a director, officer or control person of the corporation or its stockholders for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such.

Our By-Laws, Article XIV, Section 4, do permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether or not Florida law would permit indemnification. We have not obtained any such insurance at this time.

We have been advised that it is the position of the Securities and Exchange Commission that insofar as the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, that such provisions are against public policy as expressed in the Securities Act and are therefore unenforceable.

Item 25. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by Ivecon Corporation in connection with the sale of the securities being registered. All amounts are estimates except the Securities and Exchange Commission registration fee and the Accounting Fees and Expenses:

Registration Fee	$100.00
Federal taxes, state taxes and fees	$0.00
Printing and Engraving Expenses	$2,000.00
Accounting Fees and Expenses	$10,000.00
Legal Fees and Expenses	$25,000.00
Transfer Agent's Fees and Expenses	$2,000.00
Miscellaneous	$2,000.00
Total	$41,100.00

We will bear all the costs and expenses associated with the preparation and filing of this registration statement including the registration fees of the selling security holders.

Item 26. Recent Sales of Unregistered Securities

Set forth below is information regarding the issuance and sales of Ivecon Corporation's common stock without registration during the last three years. No sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities.  The following securities of Ivecon Corporation were issued by IVE within the past three (3) years and were not registered under the Securities Act of 1933:

(a) On May 28, 2004 the Board of Directors authorized the sale of up to (100) additional shares of stock. The sale to the following individuals were issued shares from the authorized capital stock for additional paid-in-capital. These shares were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 as the shares were not a part of a public offering. There was no distribution of a prospectus, private placement memorandum, or business plan to the public. Shares were sold to friends, family and personal business acquaintances of the President, Jay D. Solomon. Each individual had specific knowledge of the Company’s operation that was given to them personally by the President, Jay D. Solomon. Each individual is considered educated and informed concerning small investments, such as the $3.00 investment in our company. The following shares were issued on June 1, 2004. Upon receipt of the executed subscription agreements the sale of any additional shares was closed by the Board of Directors.

Name of Stockholder	Shares Received	Consideration
Carol E. King	10	$3.00 Check
Jordan M. King	10	$3.00 Check
Julie A. King	10	$3.00 Check
Steven M. Solomon	10	$3.00 Check
Tina L. Evancho	10	$3.00 Check
Carrie Rodriquez	10	$3.00 Check
John A. Zieglar	10	$3.00 Check
Lois B. Ziegler	10	$3.00 Check
Randy Burke	10	$3.00 Check
Angela Burke	10	$3.00 Check
Joann M. Boylan	10	$3.00 Check
Wayne E. Larsen	10	$3.00 Check
Lance Larsen	10	$3.00 Check

Leann Larsen	10	$3.00 Check
Anna Prosenik	10	$3.00 Check
Scott L. Williams	10	$3.00 Check
Anastasiya Gerasimova	10	$3.00 Check
Christine Uhls	10	$3.00 Check
Paul D. & Cynthia E. Deck	10	$3.00 Check
Jeff A. Saffan	10	$3.00 Check
Julie A. Saffan	10	$3.00 Check
William J. & Cary P. Waulk	10	$3.00 Check
Daniel E. Mako	10	$3.00 Check
Betty Ann Mako	10	$3.00 Check
John D. Mako	10	$3.00 Check
Wendy Ann Mako	10	$3.00 Check
William Boyde	10	$3.00 Check
Rick W. Boylan	10	$3.00 Check
William R. Lane	10	$3.00 Check
Melissa Hamma	10	$3.00 Check
Christina S. Ziegler	10	$3.00 Check
John J. Ziegler	10	$3.00 Check
Meghan Martin	10	$3.00 Check
Mauricio D’Leon	10	$3.00 Check
Dickson L. Keast	10	$3.00 Check

Item 27. Index of Exhibits

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-B. All Exhibits are attached hereto unless otherwise noted.

Exhibit No.	Description
3.1	Articles of Incorporation *
3.2	By-Laws *
5	Opinion Regarding Legality and Consent of Counsel: by Diane J. Harrison, Esq.
14	Code of Ethics *
23	Consent of Experts and Counsel: Independent Auditor's Consent by Randall N. Drake, C.P.A.
99.1	Form Letter to Selling Security Holders *

*  Previously included.

Item 28. Undertakings

(1) The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the "calculation of registration fee" table in the effective registration statement.

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned Registrant according the foregoing provisions, or otherwise, the undersigned Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of St. Petersburg, State of Florida, on May 10, 2006.

(Registrant) Ivecon Corporation
By: /s/ Jay D. Solomon
Jay D. Solomon
President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Name	Title	Date

/s/ Jay D. Solomon	Principal Executive Officer, Principal Accounting Officer, Chief Financial Officer, Chairman of the Board of Directors	May 10, 2006
Jay D. Solomon
/s/ John A. Ziegler	Treasurer/Director	May 10, 2006

John A. Ziegler
/s/ Mauricio D'Leon	Secretary/Director	May 10, 2006
Mauricio D'Leon
/s/ Lance Larsen	Director	May 10, 2006
Lance Larsen